EXHIBIT- 4.5





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                            WATERFORD GAMING, L.L.C.

                                       and

                         WATERFORD GAMING FINANCE CORP.

                                   as Issuers,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION



                                   as Trustee


                            ------------------------



                                    INDENTURE



                            Dated as of June 11, 2003



                            ------------------------



                                  $155,000,000

                          8.625% Senior Notes due 2012

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                                                 TABLE OF CONTENTS

                                                                                                       Page
                               ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1                Definitions...................................................................1

SECTION 1.2                Incorporation by Reference of TIA.............................................1

SECTION 1.3                Rules of Construction.........................................................1

                                             ARTICLE II THE SECURITIES

SECTION 2.1                Form and Dating...............................................................1

SECTION 2.2                Execution and Authentication..................................................1

SECTION 2.3                Registrar and Paying Agent....................................................1

SECTION 2.4                Paying Agent to Hold Assets in Trust..........................................1

SECTION 2.5                Securityholder Lists..........................................................1

SECTION 2.6                Transfer and Exchange.........................................................1

SECTION 2.7                Replacement Securities........................................................1

SECTION 2.8                Outstanding Securities........................................................1

SECTION 2.9                Treasury Securities...........................................................1

SECTION 2.10               Temporary Securities..........................................................1

SECTION 2.11               Cancellation..................................................................1

SECTION 2.12               Defaulted Interest............................................................1

SECTION 2.13               CUSIP Numbers.................................................................1

                                              ARTICLE III REDEMPTION

SECTION 3.1                Right of Redemption...........................................................1

SECTION 3.2                Notices to Trustee............................................................1

SECTION 3.3                Selection of Securities to Be Redeemed........................................1

SECTION 3.4                Notice of Redemption..........................................................1

SECTION 3.5                Effect of Notice of Redemption................................................1

SECTION 3.6                Deposit of Redemption Price...................................................1

SECTION 3.7                Securities Redeemed in Part...................................................1

                                               ARTICLE IV COVENANTS

SECTION 4.1                Payment of Securities.........................................................1

SECTION 4.2                Maintenance of Office or Agency...............................................1

SECTION 4.3                Limitation on Restricted Payments.............................................1

SECTION 4.4                Corporate and Limited Liability Company Existence.............................1

SECTION 4.5                Payment of Taxes and Other Claims.............................................1

SECTION 4.6                Compliance Certificate; Notice of Default.....................................1

SECTION 4.7                Reports.......................................................................1

SECTION 4.8                Limitation on Status as Investment Company....................................1

SECTION 4.9                Limitation on Transactions with Affiliates....................................1

SECTION 4.10               Limitation on Indebtedness and Disqualified Capital Stock.....................1

SECTION 4.11               Limitation on Liens...........................................................1

SECTION 4.12               Limitation on Sale of Assets..................................................1

SECTION 4.13               Covenants with Respect to Trading Cove........................................1

SECTION 4.14               Limitation on Activities of the Issuers.......................................1

SECTION 4.15               Waiver of Stay, Extension or Usury Laws.......................................1

SECTION 4.16               Limitation on Merger, Sale or Consolidation...................................1

SECTION 4.17               Limitation on Use of Proceeds.................................................1

SECTION 4.18               Covenants with Respect to Interest Reserve Account............................1

                                     ARTICLE V EVENTS OF DEFAULT AND REMEDIES

SECTION 5.1                Events of Default.............................................................1

SECTION 5.2                Acceleration of Maturity Date; Rescission and Annulment.......................1

SECTION 5.3                Collection of Indebtedness and Suits for Enforcement by Trustee...............1

SECTION 5.4                Trustee May File Proofs of Claim..............................................1

SECTION 5.5                Trustee May Enforce Claims Without Possession of Securities...................1

SECTION 5.6                Priorities....................................................................1

SECTION 5.7                Limitation on Suits...........................................................1

SECTION 5.8                Unconditional Right of Holders to Receive Principal, Premium and Interest.....1

SECTION 5.9                Rights and Remedies Cumulative................................................1

SECTION 5.10               Delay or Omission Not Waiver..................................................1

SECTION 5.11               Control by Holders............................................................1

SECTION 5.12               Waiver of Past Default........................................................1

SECTION 5.13               Undertaking for Costs.........................................................1

SECTION 5.14               Restoration of Rights and Remedies............................................1

                                                ARTICLE VI TRUSTEE

SECTION 6.1                Duties of Trustee.............................................................1

SECTION 6.2                Rights of Trustee.............................................................1

SECTION 6.3                Individual Rights of Trustee..................................................1

SECTION 6.4                Trustee's Disclaimer..........................................................1

SECTION 6.5                Notice of Default.............................................................1

SECTION 6.6                Reports by Trustee to Holders.................................................1

SECTION 6.7                Compensation and Indemnity....................................................1

SECTION 6.8                Replacement of Trustee........................................................1

SECTION 6.9                Successor Trustee by Merger, Etc..............................................1

SECTION 6.10               Eligibility; Disqualification.................................................1

SECTION 6.11               Preferential Collection of Claims Against Issuers.............................1

                ARTICLE VII LEGAL DEFEASANCE AND COVENANT DEFEASANCE AND SATISFACTION AND DISCHARGE

SECTION 7.1                Option to Effect Legal Defeasance or Covenant Defeasance......................1

SECTION 7.2                Legal Defeasance and Discharge................................................1

SECTION 7.3                Covenant Defeasance...........................................................1

SECTION 7.4                Conditions to Legal or Covenant Defeasance....................................1

SECTION 7.5                Deposited Cash and U.S. Government Obligations to be Held in Trust; Other
                           Miscellaneous Provisions......................................................1

SECTION 7.6                Repayment to the Issuers......................................................1

SECTION 7.7                Reinstatement.................................................................1

SECTION 7.8                Satisfaction and Discharge....................................................1

                                 ARTICLE VIII AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.1                Supplemental Indentures Without Consent of Holders............................1

SECTION 8.2                Amendments, Supplemental Indentures and Waivers with Consent of Holders.......1

SECTION 8.3                Compliance with TIA...........................................................1

SECTION 8.4                Revocation and Effect of Consents.............................................1

SECTION 8.5                Notation on or Exchange of Securities.........................................1

SECTION 8.6                Trustee to Sign Amendments, Etc...............................................1

                                      ARTICLE IX RIGHT TO REQUIRE REPURCHASE

SECTION 9.1                Repurchase of Securities at Option of the Holder Upon a Change of Control.....1

                                                ARTICLE X SECURITY

SECTION 10.1               Security Interest.............................................................1

SECTION 10.2               Recording; Opinions of Counsel................................................1

SECTION 10.3               Interest Reserve Account......................................................1

SECTION 10.4               Certain Releases of Note Collateral...........................................1

SECTION 10.5               Payment of Expenses...........................................................1

SECTION 10.6               Suits to Protect the Note Collateral..........................................1

SECTION 10.7               Trustee's Duties..............................................................1

                                             ARTICLE XI MISCELLANEOUS

SECTION 11.1               TIA Controls..................................................................1

SECTION 11.2               Notices.......................................................................1

SECTION 11.3               Communications by Holders with Other Holders..................................1

SECTION 11.4               Certificate and Opinion as to Conditions Precedent............................1

SECTION 11.5               Statements Required in Certificate or Opinion.................................1

SECTION 11.6               Rules by Trustee, Paying Agent, Registrar.....................................1

SECTION 11.7               Non-Business Days.............................................................1

SECTION 11.8               Governing Law.................................................................1

SECTION 11.9               No Adverse Interpretation of Other Agreements.................................1

SECTION 11.10              No Recourse against Others....................................................1

SECTION 11.11              Successors....................................................................1

SECTION 11.12              Duplicate Originals...........................................................1

SECTION 11.13              Severability..................................................................1

SECTION 11.14              Table of Contents, Headings, Etc..............................................1


SIGNATURES
Exhibit A


     INDENTURE, dated as of June 11, 2003, by and among Waterford Gaming, L.L.C., a Delaware limited liability company ("the Company"), and Waterford Gaming Finance Corp., a Delaware corporation ("Finance" and, together with the Company, the "Issuers") and U.S. Bank National Association, as Trustee.

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Issuers' 8.625% Senior Notes due 2012:

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1       Definitions.

     "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, stock purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, however, that with respect to ownership interests in the Company a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

     "Affiliate Transaction" shall have the meaning specified in Section 4.9.

     "Agent" means any authenticating agent, Registrar, Paying Agent or transfer agent.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "Asset Sale" shall have the meaning specified in Section 4.12.

     "Authority" means the Mohegan Tribal Gaming Authority.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

     "Beneficial Owner" or "beneficial owner" for the purposes of the definition of Change of Control has the meaning attributed to it in Rules l3d-3 and l3d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Board of Directors", "Board of Managers" or "Board" means, with respect to any Person, the Board of Directors or Board of Managers of such Person or any committee of the Board of Directors or Board of Managers of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors or Board of Managers of such Person.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors or the Board of Managers of such Person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Buy Out Notice" has the meaning set forth in Section 4.03 of the Partnership Agreement.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

     "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $300.0 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated A-I or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within one year after the date of acquisition and (f) investment funds investing solely in securities of the types described in clauses (b) - (e) above.

     "Change of Control" means any event, the result of which is that Mr. Len Wolman and Mr. Mark Wolman and their Permitted Assignees cease in the aggregate to "beneficially own" at least 40% of the total voting power in the aggregate of the Company.

     "Change of Control Offer" shall have the meaning specified in Section 9.1.

     "Change of  Control  Offer  Period"  shall have the  meaning  specified  in
Section 9.1.

     "Change of Control  Purchase  Date"  shall have the  meaning  specified  in
Section 9.1.

     "Change of Control  Purchase  Price"  shall have the meaning  specified  in
Section 9.1.

     "Clearstream" means Clearstream Banking, S.A.

     "Closing" has the meaning set forth in Section 4.03 of the Partnership Agreement.

     "Company" means Waterford Gaming, L.L.C.

     "Company Excess Cash" means at any date of determination all cash and Cash Equivalents of the Company (exclusive of any funds in a defeasance account established therefor pursuant to the Old Notes Indenture in accordance with this Indenture including, without limitation, Section 4.3) less the balance in the Interest Reserve Account less any Group Flow-Through Payment less the Company Reserve Amount less any Permitted IRA Distribution; provided, however, if the principal amount of Securities then outstanding, together with accrued and unpaid interest thereon, is less than $2.0 million, then the Company shall treat all cash and Cash Equivalents of the Company as Company Excess Cash (other than the Estimated Tax Reserve Amount).

     "Company Reserve Amount" shall be an amount determined by the Company not to exceed $2.0 million plus the Estimated Tax Reserve Amount.

     "Consolidation" means, with respect to the Company, the consolidation of the accounts of Finance with those of the Company, all in accordance with GAAP. The term "consolidated" has a correlative meaning to the foregoing.

     "Consolidated EBITDA" means, with respect to the Company, for any period, the Consolidated Net Income of the Company for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated
Net Income), without duplication, the sum of (a) Consolidated income tax expense, (b) Consolidated depreciation and amortization expense, and (c) Consolidated Fixed Charges and less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

     "Consolidated Fixed Charges" means, with respect to the Company for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued of the Company and Finance during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings, in each case to the extent attributable to such period, but excluding any premium paid on the Securities redeemed or repurchased and (b) the amount of dividends or other distributions accrued or payable (or guaranteed) by the Company. For purposes of this definition, interest expense attributable to any Indebtedness represented by the guaranty by the Company or Finance of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to the Company for any period, the net income (or loss) of the Company and Finance (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business, including from the issuance or sale of any Capital Stock).

     "Covenant Defeasance" shall have the meaning specified in Section 7.3.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulted Interest" shall have the meaning specified in Section 2.12.

     "Definitive Securities" means Securities that are in the form of the Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 4 thereof.

     "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Development Services Agreement" means the Development Services Agreement, dated February 7, 1999, by and between the Authority and Trading Cove.

     "Disqualified Capital Stock" means with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is then convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities.

     "DTC" shall have the meaning specified in Section 2.3.

     "Equity Interest" of any Person means any shares, limited liability company interests, limited partnership interests or other interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership interests in, such Person.

     "Estimated Tax Reserve Amount" means, with respect to any redemption of Securities, an amount reasonably estimated by the Company and confirmed by a nationally recognized firm of independent public accountants to be necessary to pay the next Permitted Quarterly Tax Distribution to be made, taking into account anticipated revenues prior to the date of such distribution.

     "Estimation Period" means the period for which a partner who is an individual is required to estimate for federal income tax purposes such individual's allocation of taxable income from a calendar year partnership in connection with determining such individual's estimated federal income tax liability for such period.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     "Event of Default" shall have the meaning specified in Section 5.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Finance" means Waterford Gaming Finance Corp.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, as in effect on the Issue Date.

     "Gaming Regulatory Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, any division of the Authority or any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Mohegan Tribe or the Authority.

     "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 4 to the form of Security attached hereto as Exhibit A.

     "Government Securities" means the securities purchased by the Company upon consummation of the Offering and deposited in the Interest Reserve Account and in which the Trustee has a first priority perfected security interest which are comprised of (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principle of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Group Flow-Through Payment" means the payment or Investment of any amount by the Company to or in any third party in connection with the conduct of the business of the Company substantially concurrent with funds received by the Company as a capital contribution for which Waterford Group receives no consideration other than Qualified Capital Stock.

     "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all liabilities and obligations of others of the kind described in the preceding clause (a) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests;
(c) any and all deferrals, renewals, extensions, refinancings and refunds (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) or (b), or this clause (c), whether or not between or among the same parties; and (d) all Disqualified Capital Stock of such person.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Information Agent" means MacKenzie Partners, Inc.

     "Initial Purchasers" means Deutsche Bank Securities Inc. and Bear, Stearns & Co. Inc.

     "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

     "Interest Reserve Account" means the account to be maintained by the Securities Intermediary and pledged to the Trustee under the Security and Control Agreement.

     "Investment" by any person in any other person means (without  duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; and (d) the making of any capital contribution by such person to such other person.

     "Investment Grade Securities" means any Investment in (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within five years from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor's Corporation and Moody's Investors Service, Inc., (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor's Corporation and Moody's Investors Service, Inc., (d) certificates of deposit maturing within two years from the date hereof issued by, or bank accounts maintained with, commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $500 million and having a rating of "A1" or better from Standard & Poor's Corporation or "P1" or better from Moody's Investors Service, Inc., (e) bonds issued by corporations organized under the laws of the United States or any state thereof, maturing within two years from the date hereof and having a rating of "BBB-" or better by Standard & Poor's Corporation or "Baa3" or better by Moody's Investors Service, Inc. or (f) money market funds organized under the laws of the United States or any state thereof that invest solely in any of the types of investments permitted under this definition; provided that any such Investment Grade Securities which are purchased with a portion of the net proceeds from the sale of the Securities are deposited in the Interest Reserve Account and the Trustee has a first priority perfected security interest in such Investment Grade Securities.

     "IRA Required Balance" means U.S. legal tender, Investment Grade Securities and Government Securities or a combination thereof, in an amount equal to the interest due on the outstanding Securities (after giving effect to any redemption to be made in connection with such calculation) on the immediately following Interest Payment Date; provided, however, if the Security and Control Agreement terminates in accordance with its terms, the IRA Required Balance shall be zero.

     "Issue Date" means the date of first issuance of the Securities under the Indenture.

     "Issuers" means each of the parties named as such in this Indenture.

     "Kerzner Investments" means Kerzner Investments Connecticut Inc. and its successors and assigns.

     "Legal Defeasance" shall have the meaning specified in Section 7.2.

     "Leverage Ratio" on any date of determination means the ratio of (a) the aggregate amount of Indebtedness of the Issuers on a consolidated basis to (b) the aggregate amount of Consolidated EBITDA of the Issuers for the Reference Period; provided, that for the Reference Period beginning immediately after the end of the Issuers' second fiscal quarter following the Issue Date, Consolidated EBITDA shall be equal to the Consolidated EBITDA for such two fiscal quarters multiplied by 2, and for the Reference Period beginning immediately after the end of the Issuers' third fiscal quarter following the Issue Date, Consolidated EBITDA shall be equal to the Consolidated EBITDA for such three fiscal quarters, multiplied by 1.333; and provided further, that for purposes of calculating Consolidated EBITDA for this definition any redemption or repayment of Indebtedness during the Reference Period shall be deemed to have occurred on the first day of the Reference Period.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer).

     "Mohegan Sun" means the Mohegan Sun Casino.

     "Mohegan Tribe" means the Mohegan Tribe of Indians of Connecticut.

     "Note Collateral" means all assets to be held in the Interest Reserve Account, in which the Trustee will have a first priority security interest under the Security and Control Agreement.

     "Notice of Default" shall have the meaning specified in Section 5.1(d).

     "Offering" means the offering of the Securities by the Issuers.

     "Offering Memorandum" means the offering memorandum, dated June 6, 2003, relating to the Securities.

     "Officer" means, with respect to the Issuers, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary.

     "Officers' Certificate" means, with respect to the Issuers, a certificate signed by two Officers or by an Officer and an Assistant Secretary of both of the Issuers, and otherwise complying with the requirements of Sections 11.4 and 11.5, and delivered to the Trustee or an Agent, as applicable.

     "Old Notes" means the Issuers' 9.50% Senior Notes due 2010.

     "Old Notes Indenture" means the indenture governing the Old Notes, dated March 17, 1999 by and among the Issuers and State Street Bank and Trust Company.

     "Omnibus Agreement" means the Amended and Restated Omnibus Termination Agreement, dated as of January 1, 2000, and effective March 18, 1999, by and between Trading Cove, the Company, Kerzner Investments Connecticut, Inc., Kerzner International Limited and certain other parties named therein.

     "Operative Documents" means, collectively, the Partnership Agreement, the Omnibus Agreement, the Relinquishment Agreement, the Security and Control Agreement and the Development Services Agreement.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which may include counsel to the Trustee or the Issuers including an employee of either of the Issuers) or an Agent, as applicable, complying with the requirements of Sections 11.4 and 11.5, and delivered to the Trustee or an Agent, as applicable.

     "Partnership Agreement" means the Amended and Restated Partnership Agreement of Trading Cove, dated as of September 21, 1994, by and among Kerzner Investments Connecticut, Inc., RJH Development Corp., Slavik Suites, Inc., and LMW Investments, Inc., as amended through the Issue Date.

     "Paying Agent" shall have the meaning specified in Section 2.3.

     "Permitted Assignee" means (a) any immediate family member of Len and Mark Wolman, the estate of Len or Mark Wolman and any heirs upon distribution of such estate, and any partnership, trust or similar entity controlled by Len or Mark Wolman exclusively for their benefit and/or the benefit of their immediate family members and (b) any charitable organization upon whose board of directors or similar governing entity either Len or Mark Wolman serves.

     "Permitted Investment" means any Investment in Cash Equivalents.

     "Permitted IRA Distribution" means a dividend made by the Company to Waterford Group, either (i) in an amount not to exceed the amount, as of the date of such dividend, in the Interest Reserve Account, including any accrued interest, in excess of the IRA Required Balance; provided that no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such dividend or (ii) in an amount equal to the amount in the Interest Reserve Account in the event the Security and Control Agreement terminates.

     "Permitted Lien" means:

     (a) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Trading Cove or the Issuers, as the case may be, in accordance with GAAP;

     (b) statutory Liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business; provided, that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of Trading Cove or the Issuers, as the case may be, in accordance with GAAP;

     (c) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (d) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by Trading Cove or the Issuers, as the case may be,) or interfere with the ordinary conduct of the business of Trading Cove or the Issuers, as the case may be;

     (e) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

     (f) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

     (g) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of Trading Cove or the Issuers, as the case may be, or materially detracting from the value of the relative assets of Trading Cove or the Issuers, as the case may be;

     (h) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Trading Cove or the Issuers, as the case may be, in the ordinary course of business; and

     (i)  Liens securing the Notes.

          "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of the Company, for the related Estimation Period, as determined by the Tax Amounts CPA in a statement filed with the Trustee; provided, however, that (a) prior to any distributions of Tax Amounts, the Company shall deliver an Officers' Certificate stating that the Company qualifies as a partnership or substantially similar pass-through entity for federal income tax purposes and (b) at the time of such distributions, the most recent audited financial statements of the Company reflect that the Company was treated as a partnership or substantially similar pass-through entity for federal income tax purposes for the period covered by such financial statements.

          "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of the Issuers issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund within 20 Business Days other Indebtedness or Disqualified Stock of the Issuers permitted to be incurred pursuant to the terms of the Indenture; provided that:

               (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses (including any underwriting discount or brokerage fees) and premiums incurred in connection therewith);

               (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

               (3) such Permitted Refinancing Indebtedness is pari passu or subordinated in right of payment to the Securities; and

               (4) such Permitted Refinancing Indebtedness is incurred only by the entity that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" or "person" means any corporation, individual, partnership, trust,
unincorporated   association,  or  a  government  or  any  agency  or  political subdivision thereof.

     "Private Placement Legend" means the legends set forth in Section 2.6(h) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Purchase Agreement" means the Purchase Agreement, dated June 6, 2003, by and among the Issuers and the Initial Purchasers.

     "Qualified Capital Stock" means any Equity Interests of any person that is not Disqualified Capital Stock.

     "Quarterly Payment Period" means the period commencing on the fifth day and ending on and including the fifteenth day of each month in which federal individual estimated tax payments are due (provided that payments in respect of estimated state income taxes due in January may instead, at the option of the Company, be paid during the last five days of the immediately preceding December).

     "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraphs 5, 6 and 7 in the form of Security attached hereto as Exhibit A.

     "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraphs 5, 6 or 7 in the form of Security attached hereto as Exhibit A, which shall not include, in each case, accrued and unpaid interest to the Redemption Date.

     "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

     "Registrar" shall have the meaning specified in Section 2.3.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Security" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

     "Regulation S Permanent Global Security" means a permanent Global Security in the form of Exhibit A hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

     "Regulation S Temporary Global Security" means a temporary Global Security in the form of Exhibit A hereto deposited with or on behalf of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

     "Relinquishment Agreement" means the Relinquishment Agreement, dated as of February 7, 1998, by and between the Authority and Trading Cove.

     "Required IRA True-Up Payment" means a payment by the Company using 100% of Company Excess Cash to the Securities Intermediary in an amount sufficient to permit the Securities Intermediary to purchase assets for deposit in or credit to the Interest Reserve Account, such that, all assets in the Interest Reserve Account meet or exceed the IRA Required Balance.

     "Required Redemption" shall have the meaning specified in Section 3.1(a).

     "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity
Interests of such person or any Affiliate or parent of such person, (c) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Indebtedness, directly or indirectly, by such person or a parent prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, other than mandatory or optional redemption of the Securities or any Permitted Refinancing Indebtedness or pursuant to a Change of Control Offer or defeasance thereof as provided herein and (d) other than a Permitted Investment, any Investment by such person; provided, however, that the term "Restricted Payment" does not include any dividend, distribution or other payment on or with respect to Equity Interests of an Issuer to the extent payable solely in shares of Qualified Capital Stock of such Issuer.

     "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the 8.625% Senior Notes due 2012.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Securities Custodian" means the Registrar, as custodian with respect to the Securities in global form, or any successor entity thereto.

     "Securities Intermediary" means U.S. Bank National Association, in that capacity under the Security and Control Agreement.

     "Security and Control Agreement" means the Security and Control Agreement, dated the date hereof, by and among the Securities Intermediary, the Trustee and the Issuers.

     "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

     "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

     "Stated Maturity," when used with respect to any Security, means September 15, 2012.

     "Subsidiary," with respect to any person, means (a) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (b) any other person (other than a corporation or a partnership) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest,
(c) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner, or (d) any other person in which such person holds an interest, which interest which would cause such other person to be consolidated under GAAP.

     "Tax Amounts" with respect to any taxable period shall not exceed an amount equal to (a) the product of (i) the taxable income of the Company for such period as determined by the Tax Amounts CPA and (ii) the Tax Percentage reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to the Company which could be realized (without regard to the actual realization) by its members in the current or any prior taxable year, or portion thereof, commencing on or after the Issue Date (including any tax losses or tax credits), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation.

     "Tax Amounts CPA" means a nationally recognized certified public accounting firm.

     "Tax Percentage" means, for a particular taxable year, the highest effective marginal combined rate of Federal and state income tax, imposed on an individual taxpayer, as certified by the Tax Amounts CPA in a certificate filed with the Trustee. The rate of "state income tax" to be taken into account for purposes of determining the Tax Percentage for a particular taxable year shall be deemed to be the higher of (a) the highest Connecticut income tax rate imposed on individuals for such year or (b) the sum of (i) the highest Michigan income tax rate imposed on individuals for such year and (ii) the Michigan intangibles tax rate.

     "Tender Offer" means the tender offer and consent solicitation with respect to the Old Notes commenced by the Issuers on April 15, 2003.

     "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code ss. 77aaa-77bbbb), as in effect on the date of the execution of this Indenture; except as otherwise provided in Section 8.3.

     "Trading Cove" means Trading Cove Associates, a Connecticut general partnership.

     "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

     "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (a) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year and (b) the aggregate amount permitted to be distributed in respect of such year as determined by reference to the Company's Internal Revenue Service Form 1065 filed for such year; provided, however, that if there is a filing of an amended Internal Revenue Service Form 1065 for the Company for a particular taxable year or any adjustment by the Internal Revenue Service with respect to the Company's Internal Revenue Service Form 1065 for a particular taxable year that is subsequently finalized by a final settlement between the Company and the Internal Revenue Service or a judgment by a court having jurisdiction over the relevant matters ("Adjustment Event"), clause (a) will mean the aggregate Permitted Quarterly Tax Distributions as adjusted by the aggregate True-up Amounts actually distributed in respect of such taxable year and clause (b) will mean the aggregate amount permitted to be distributed in respect of such year as determined by reference to the Company's Internal
Revenue Service Form 1065 for such taxable year, as adjusted to take into account the results of the Adjustment Event. For purposes of this Indenture, the amount equal to the excess, if any, of the amount described in clause (a) above over the amount described in clause (b) above shall be referred to as the "True-up Amount due to the Company" and the excess, if any, of the amount described in clause (b) over the amount described in clause (a) shall be referred to as the "True-up Amount due to the members."

     "True-up Determination Date" means the date on which the Tax Amounts CPA delivers a statement to the Trustee indicating the True-up Amount.

     "True-up Payment Period" means, in respect of any immediately preceding taxable year of the Company, the later of (a) the period commencing on the tenth day and ending on and including the twentieth day of April or (b) the period commencing on the tenth day following the True-up Determination Date and ending on and including the twentieth day following the True-up Determination Date.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

     "Trust Officer" means any officer within the corporate trust services division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Waterford Group" means Waterford Group, L.L.C., the parent of the Company.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2) the then outstanding principal amount of such Indebtedness.

SECTION 1.2       Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture securityholder" means a Holder or a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture Trustee" or "institutional Trustee" means the Trustee.

     "obligor" on the indenture securities means the Issuers and any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

SECTION 1.3       Rules of Construction.

         Unless the context otherwise requires:

               (a)  a term has the meaning assigned to it;

               (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (c)  "or" is not exclusive;

               (d) words in the singular include the plural, and words in the plural include the singular;

               (e)  provisions apply to successive events and transactions;

               (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (g)  references to Sections or Articles  means  reference to such
                    Section  or  Article  in  this   Indenture,   unless  stated
                    otherwise.


ARTICLE II
                                 THE SECURITIES

SECTION 2.1       Form and Dating.

(a) The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
     Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or the terms hereof. The Issuers shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

     The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Securities. Securities issued in global form will be substantially in the form of Exhibit A attached hereto (including the Private Placement Legend thereon and the "Schedule of Exchanges of Definitive Securities" attached thereto). Each Global Security will represent such of the outstanding Securities as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(c) Temporary Global Securities. Securities offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Security, which will be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream Bank, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global
     Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Security bearing a Private Placement Legend, all as contemplated by Section 2.6(b) hereof); and

(2)  an Officers' Certificate from the Issuers.

     Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Securities will be exchanged for beneficial interests in Regulation S Permanent Global Securities pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee will cancel the Regulation S Temporary Global Securities. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(3) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of
     Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities that are held by participants through Euroclear or Clearsteam.

SECTION 2.2       Execution and Authentication.

     Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Issuers by manual or facsimile signature.

     If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Issuers shall nevertheless be bound by the terms of the Securities and this Indenture.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

     The Trustee shall authenticate or cause to be authenticated the Securities for original issue in the aggregate principal amount of up to $155,000,000 upon a written order of the Issuers in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $155,000,000, except as provided in Section 2.7. Upon the written order of the Issuers in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of either of the Issuers.

     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers, any Affiliate of the Issuers, or any Subsidiaries of the Issuers.

     Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

SECTION 2.3       Registrar and Paying Agent.

     The Issuers shall maintain an office or agency in the Borough of Manhattan, the City and State of New York, where Securities may be presented for registration of transfer or exchange ("Registrar") and an office or agency of the Issuers in the Borough of Manhattan, the City and State of New York, where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Issuers in respect of the Securities may be served. The Issuers may act as Registrar or Paying Agent, except that for the purposes of Articles III, VII and IX and as otherwise specified in this Indenture none of the Issuers or any Affiliate of either the Company or Finance shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Issuers hereby initially appoint the Trustee as Registrar and Paying Agent, and by its signature hereto, the Trustee hereby agrees so to act. The Issuers may at any time change any Paying Agent or Registrar without notice to any Holder.

     The Issuers shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Issuers shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

     The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

     The Issuers initially appoint the Registrar to act as Securities Custodian with respect to the Global Securities.

     Upon the  occurrence of an Event of Default  described in Section 5.1(e) or
(f), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Issuers, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

     The Trustee is authorized to enter into a letter of representation with DTC in the form provided to the Trustee by the Issuers and to act in accordance with such letter.

SECTION 2.4       Paying Agent to Hold Assets in Trust.

     The Issuers shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, or interest on, the Securities (whether such assets have been distributed to it by the Issuers or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Issuers acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent (if other than either of the Issuers) shall have no further liability for such assets.

SECTION 2.5       Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders and the Issuers shall otherwise comply with TIA ss. 312(a).

SECTION 2.6       Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

     (i)  to register the transfer of such Definitive Securities; or

     (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

     the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for registration of transfer or exchange:

          (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (2) in the case of Definitive Securities that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

               (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), which, in the case of a dealer, owns and invests on a discretionary basis at least $25.0 million of securities of issuers that are not affiliated with the dealer, in accordance with Rule 144A under the Securities Act and is a "Qualified Purchaser" pursuant to Rule 2(a)(51) under the 1940 Act or to a Non-U.S. Person (as such term is described in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

               (C)  if such Transfer  Restricted  Security is being  transferred
                    (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) and if the Issuers or the Registrar so request, a customary opinion of counsel reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

     (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), which, in the case of a dealer, owns and invests on a discretionary basis at least $25.0 million of securities of issuers that are not affiliated with the dealer, in accordance with Rule 144A under the Securities Act and is a "Qualified Purchaser" pursuant to Rule 2(a)(51) under the 1940 Act or to a Non-U.S. Person (as such term is described in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act; and

     (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions of the Holder directing the Registrar to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Registrar shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Issuers shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

     (1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than Initial Purchasers). No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(c)(1).

     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(c)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

               (A)  both:

                    (i) a written order from a participant or an indirect participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions  given in accordance  with the  Applicable
                         Procedures containing information regarding the participant account to be credited with such increase; or

               (B)  both:

                    (i) a written order from a participant or an indirect participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions  given by the  Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

     (3) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.6(c)(2) above and the Registrar receives the following:

          (A) if the transferee will take delivery in the form of a beneficial interest in the Global Security, then the transferor must deliver a certificate to that effect (in substantially the form set forth on the reverse of the Security); and

          (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Security or the Regulation S Permanent Global Security, then the transferor must deliver a certificate to that effect (in substantially the form set forth on the reverse of the Security).

(d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

     (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Registrar of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

          (1) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security); or

          (2) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), which, in the case of a dealer, owns and invests on a discretionary basis at least $25.0 million of securities of issuers that are not affiliated with the dealer, in accordance with Rule 144A under the Securities Act and is a "Qualified
               Purchaser" pursuant to Rule 2(a)(51) under the 1940 Act, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

          (3) if such beneficial interest is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security) and if the Issuers or the Registrar so requests, a customary opinion of counsel from the transferee or transferor reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act;

               then the Registrar or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee or the Trustee's authenticating agent will authenticate and deliver to the transferee, a Definitive Security. Notwithstanding Section 2.6(c) hereof, a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

     (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar. The Registrar shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

(e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f) Authentication of Definitive Securities in Absence of Depositary. If at any time:

     (i)  the  Depositary  for the  Securities  notifies  the  Issuers  that the
          Depositary is unwilling, unable or ineligible to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Issuers within 90 days after delivery of such notice; or

     (ii) the Issuers, in their sole discretion, notify the Trustee and the Registrar in writing that they elect to cause the issuance of Definitive Securities under this Indenture,

          then the Issuers will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

(g) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

(h)  Legends.

     (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT') OR UNDER ANY STATE OR OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT, FOR SO LONG AS THESE SECURITIES ARE
          ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), (A) TO A PERSON WITHIN THE UNITED STATES WHO IS (I) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (X) A U.S. CORPORATION (OTHER THAN AN "S CORPORATION"), (Y) A U.S. TAX-EXEMPT ENTITY OR (Z) NOT A U.S. PERSON WITHIN THE MEANING OF SECTION 7701(A)(3) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND NOT ENGAGED IN A TRADE OR BUSINESS WITHIN THE UNITED STATES (WITHIN THE MEANING OF
          SECTION 864(C) OF CODE TO WHICH INCOME ON THE NOTES IS OR WOULD BE EFFECTIVELY CONNECTED; (II) A QUALIFIED INSTITUTIONAL BUYER (A "QIB") WITHIN THE MEANING OF RULE 144A OF THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (III) A QUALIFIED PURCHASER (A "QP") WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940 AND THE RULES AND REGULATIONS THEREUNDER AND IS CONDUCTED IN COMPLIANCE WITH ALL APPLICABLE
          SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS; (IV) KNOWLEDGEABLE, SOPHISTICATED AND EXPERIENCED IN BUSINESS AND FINANCIAL MATTERS; AND (V) ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THESE SECURITIES AND (B) A PERSON OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT.

          EACH PERSON WHO ACQUIRES THESE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND COVENANTED EITHER THAT
          (I) FOR THE ENTIRE PERIOD DURING WHICH SUCH PERSON HOLDS ITS INTEREST IN THESE SECURITIES OR ANY INTEREST THEREIN, NO PORTION OF THE ASSETS USED BY SUCH PERSON TO ACQUIRE OR HOLD THESE SECURITIES OR ANY INTEREST THEREIN CONSTITUTE THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" WITHIN THE MEANING OF SECTION 3(3) OF ERISA, WHETHER OR NOT SUBJECT TO TITLE I OF ERISA (INCLUDING, WITHOUT LIMITATION, ANY U.S. GOVERNMENTAL, NON-U.S., AND CHURCH PENSION PLAN) ANY "PLAN" AS DEFINED IN SECTION 4975(e)(1) OF THE CODE WHETHER OR NOT SUBJECT TO SUCH SECTION OF THE CODE, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY (EACH A "COVERED PLAN") OR (II) THE ASSETS USED BY SUCH PERSON TO ACQUIRE THESE SECURITIES (OR ANY INTEREST THEREIN) CONSTITUTE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT,
          AND (W) SUCH PERSON (OTHER THAN A COVERED PLAN) DOES NOT HAVE ANY DISCRETIONARY AUTHORITY OR CONTROL AND DOES NOT PROVIDE ANY INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO THE ASSETS OF THE ISSUERS, AND IS NOT AN AFFILIATE OF ANY SUCH PERSON, (X) FOR THE ENTIRE PERIOD DURING WHICH SUCH PERSON HOLDS ITS INTEREST IN THESE SECURITIES (OR ANY INTEREST THEREIN), LESS THAN 25% OF THE ASSETS OF SUCH INSURANCE COMPANY GENERAL ACCOUNT WILL CONSTITUTE "PLAN ASSETS" OF ANY COVERED PLAN, (Y) THE ACQUISITION AND HOLDING OF THESE SECURITIES (OR ANY INTEREST THEREIN) BY SUCH PERSON WILL SATISFY THE REQUIREMENTS OF U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 AND WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND
          (Z) IF, NOTWITHSTANDING THE FOREGOING REPRESENTATION, AT ANY TIME DURING ANY MONTH 25% OR MORE OF THE ASSETS OF ANY SUCH INSURANCE COMPANY GENERAL ACCOUNT CONSTITUTE PLAN ASSETS FOR PURPOSES OF ERISA OR SECTION 4975 OF THE CODE, THEN SUCH INSURANCE COMPANY SHALL TAKE SUCH STEPS AS NECESSARY TO REDUCE SUCH PERCENTAGE OF PLAN ASSETS HELD IN ITS GENERAL ACCOUNT OR, IN A MANNER CONSISTENT WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN, DISPOSE OF ANY AND ALL OF ITS INTEREST IN THESE SECURITIES (OR ANY INTEREST THEREIN) HELD IN ITS GENERAL ACCOUNT BY THE END OF THE NEXT FOLLOWING MONTH.

          THESE SECURITIES MAY ONLY BE TRANSFERRED (A) WITHIN THE UNITED STATES TO A PERSON THAT IS A QIB AND A QP AND (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT.

          ANY PURPORTED TRANSFER OF ANY OF THESE SECURITIES THAT WOULD VIOLATE THESE TRANSFER RESTRICTIONS IS DEEMED BY THE DECLARATION OF TRUST TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY INTENDED TRANSFEREE IN SUCH A PURPORTED TRANSFER SHALL NOT BECOME OR BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH SECURITIES, AND SUCH INTENDED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES. IN SUCH A CASE, THE PURPORTED TRANSFEROR IS DEEMED BY THE DECLARATION OF TRUST TO CONTINUE TO BE THE HOLDER OF THE SECURITIES NOTWITHSTANDING THE PURPORTED TRANSFER OF THE SECURITIES.

          THE ISSUERS RESERVE THE RIGHT TO MODIFY THE FORM OF CERTIFICATES REPRESENTING THESE SECURITIES FROM TIME TO TIME TO REFLECT ANY CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THEIR PURCHASE OR RESALE AND/OR IF IT SO DETERMINES, REQUEST THAT THE SECURITIES BE REGISTERED IN THE NAMES OF PERSONS OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE OR A SUCCESSOR DEPOSITORY OR ITS NOMINEE. THESE SECURITIES AND THE RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THESE SECURITIES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF SECURITIES SUCH AS THE SECURITIES GENERALLY. EACH HOLDER OF THIS CERTIFICATE FOR THE SECURITIES REPRESENTED HEREUNDER SHALL BE DEEMED, BY THE ACCEPTANCE OF THE CERTIFICATE FOR THESE SECURITIES, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

     (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

          (1) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in the case of a sale or transfer pursuant to Rule 144 under the Securities Act after delivery of a customary opinion of counsel; and

          (2) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing (to be accompanied by a customary opinion of counsel) to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form set forth on the reverse of the Security).

     (iii)In addition, the Regulation S Temporary Global Note will bear a legend in substantially the following form:

               THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST THEREON.

               PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")), THIS SECURITY MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S), OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN OR TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT).

     (iv) In addition, each Security shall bear a legend in substantially the following form:

               "THIS  SECURITY WAS ISSUED WITH  ORIGINAL  ISSUE  DISCOUNT  UNDER
               SECTION 1273 OF THE INTERNAL REVENUE CODE. YOU MAY CONTACT ALAN ANGEL, THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 914 HARTFORD TURNPIKE, WATERFORD, CONNECTICUT 06385, TELEPHONE NUMBER (860) 442-4559, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT."

(i)  Obligations with respect to Transfers and Exchanges of Securities.

     (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

     (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 8.5, or 9.1 (final paragraph)).

     (iii)The Registrar shall not be required to register the transfer of or exchange (1) any Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part, or (2) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article IX hereof or a notice of redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

     (iv) Prior to due presentment for registration or transfer of any Security, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name the Security is registered as the absolute owner of such Security, and none of the Trustee, Agent or the Issuers shall be affected by notice to the contrary.

     (v) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Issuers, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(j) Any purported transfer in violation of the transfer restrictions set forth in the Security and herein which shall require either of the Issuers to be required to register as an "investment company" (as the term is defined in the Investment Company Act of 1940, as amended) shall be void ab initio.

SECTION 2.7       Replacement Securities.

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee or any authenticating agent of the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Issuers, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuers may require the payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge that may be imposed in relation to the issuance of any new Security and charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Issuers.

SECTION 2.8       Outstanding Securities.

     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Issuers or an Affiliate of either of the Issuers holds the Security, except as provided in Section 2.9.

     If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

     If on a Redemption Date or the Maturity Date the Paying Agent (other than the Issuers or an Affiliate of either of the Issuers) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9       Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Issuers or Affiliates of either of the Issuers shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

SECTION 2.10      Temporary Securities.

     Until permanent Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of permanent Securities but may have variations that the Issuers reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate permanent Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

SECTION 2.11      Cancellation.

     The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to it or them (as applicable) for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers or an Affiliate of either of the Issuers), and no one else shall cancel and, at the written direction of the Issuers, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Issuers may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this
Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

SECTION 2.12      Defaulted Interest.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (a) or (b) below:

(a) The Issuers may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.13      CUSIP Numbers.

     The Issuers in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correction of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change the "CUSIP" numbers.


                                   ARTICLE III
                                   REDEMPTION

SECTION 3.1       Right of Redemption.

     Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Issuers shall be required to make a mandatory redemption on each March 15 and September 15, commencing September 15, 2003, of Securities in the largest principal amount that is an integral multiple of $1,000, that may be redeemed using 100% of Company Excess Cash as of the preceding February 1 and August 1, respectively, less all Required IRA True-Up Payments and less any amount set aside for the payment of accrued and unpaid interest on the Interest Payment Date which corresponds to the Redemption Date for which the determination is being made, at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein in Paragraph 5 thereof (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest thereon to the Redemption Date and subject to the provisions set forth in Section 3.5.

     In the event that either the Company or Kerzner Investments shall deliver an election to either buy or sell the other party's interest in Trading Cove pursuant to a Buy Out Notice or be deemed to have delivered an election to sell such interest and such election to buy or sell is consummated, the Issuers shall be required to make a mandatory redemption of all the Securities then outstanding, at the Redemption Prices specified in the form of Security attached as Exhibit A set forth in Paragraph 5 thereof (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest thereon to the Redemption Date and subject to the provisions set forth in Section 3.5. Such redemption shall be made on a date no more than 35 days after the date of the Closing under the option. Notwithstanding the foregoing, neither a purchase by the Company of Kerzner Investments' partnership interest in Trading Cove which is fully funded with a Group Flow-Through Payment, nor, if the option to buy such interest is transferred to Waterford Group, a purchase of such interest by Waterford Group or a subsidiary or parent of Waterford Group, shall trigger a mandatory redemption.

     Except as provided in the two preceding paragraphs of this Section 3.1 and in the paragraph immediately following this paragraph, the Issuers will not have the right to redeem any Securities prior to September 15, 2008. The Securities will be redeemable for cash at the option of the Issuers, in whole or in part, at any time on or after September 15, 2008, with all or a portion of Company Excess Cash, less all Required IRA True-Up Payments as of the date notice is given at the Redemption Prices specified in the form of Security attached as Exhibit A set forth in Paragraph 6 thereof (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest thereon to the Redemption Date and subject to the provisions set forth in Section 3.5.

     Notwithstanding  any other  provisions  of this  Indenture,  if any  Gaming
Regulatory Authority requires that a Holder or beneficial owner of the Securities must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise related to the Mohegan Sun under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option:

(a) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Securities within 30 days of receipt of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority); or

(b) to call for redemption of the Securities of such Holder or beneficial owner (a "Required Redemption") at a redemption price equal to (i) the principal amount thereof or, if required by such Gaming Authority, the price at which such Holder or beneficial owner acquired the Securities, if less than the principal amount thereof, together with, in either case, accrued and unpaid interest to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority or (ii) such other amount as may be determined by such Gaming Regulatory Authority.

     In connection with any Required Redemption, and except as may be required by a Gaming Regulatory Authority, the Company shall comply with the procedures contained in this Indenture for redemptions of the Securities. The Company is not required to pay or reimburse any Holder of the Securities or beneficial owner of Securities who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses will, therefore, be the obligation of such Holder or beneficial owner.

SECTION 3.2       Notices to Trustee.

     If the Issuers are required, or elect, to redeem Securities pursuant to Paragraphs 5, 6 or 7 of the Securities, they shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether they want the Trustee to give notice of redemption to the Holders. Such notice to the Trustee shall describe in reasonable detail the circumstances requiring such redemption, and the Trustee shall not otherwise be deemed to have knowledge of such circumstances.

     If the Issuers elect to reduce the principal amount of Securities to be redeemed pursuant to Paragraphs 5, 6 or 7 of the Securities by crediting against any such redemption Securities they have not previously delivered to the Trustee for cancellation, they shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

     The  Issuers  shall give each notice to the  Trustee  provided  for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.3       Selection of Securities to Be Redeemed.

     If less than all of the Securities are to be redeemed pursuant to Paragraphs 5 or 6 thereof, the Trustee shall select the Securities or portions thereof for redemption on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate; provided, however, that mandatory and optional redemptions from Company Excess Cash will be done as nearly as possible on a pro rata basis.

     The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.4       Notice of Redemption.

     Except in the case of any Required Redemption, as otherwise required by any applicable Gaming Regulatory Authority, at least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown on the registry books of the Registrar. At the Issuers' request, upon at least 15 days' notice (unless a shorter notice shall be satisfactory to the Trustee), the Trustee shall give the notice of redemption in the Issuers' names and at the Issuers' expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

(a)  the Redemption Date;

(b) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

(c)  the name, address and telephone number of the Paying Agent;

(d) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

(e) that, unless the Issuers default in their obligation to deposit Cash or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide Cash in an amount to fund the Redemption Price with the Paying Agent in accordance with Section 3.6 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

(f) if any Security is being redeemed in part, the portion of the principal amount equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(g) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(h)  the CUSIP number of the Securities to be redeemed; and

(i) that the notice is being sent pursuant to this Section 3.4 and pursuant to the mandatory or optional redemption provisions of Paragraphs 5, 6 or 7, as applicable, of the Securities.

SECTION 3.5       Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or, if the Trustee is no longer the paying agent, to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest accrued and unpaid to the Redemption Date; provided that if the Redemption Date is on or after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date and no additional interest will be payable to Holders of the redeemed Securities on the Redemption Date; and provided, further, that if a Redemption Date is a non-Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.6       Deposit of Redemption Price.

     On or prior to the Redemption Date, the Issuers shall deposit with the Paying Agent (other than the Issuers or an Affiliate of either of the Issuers) Cash or U.S. Government Obligations sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Issuers to the Trustee for cancellation). The Paying Agent shall promptly return to the Issuers any Cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Issuers.

     If the Issuers comply with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section
4.1 hereof and the Security.

SECTION 3.7       Securities Redeemed in Part.

     Upon surrender of a Security that is to be redeemed in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV
                                    COVENANTS

SECTION 4.1       Payment of Securities.

     The Issuers shall pay the principal of and interest and premium on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest and premium, if applicable, on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate of either of the Issuers) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

     The Issuers shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

SECTION 4.2       Maintenance of Office or Agency.

     The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

     The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby initially designate the Trustee's agency at U.S. Bank Trust National Association, an Affiliate of the Trustee, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services (Waterford Gaming, L.L.C./Waterford Gaming Finance Corp. 8.625% Senior Notes due 2012) as such office.

SECTION 4.3       Limitation on Restricted Payments.

     The Issuers shall not, directly or indirectly, make any Restricted Payment.

     The preceding paragraph, however, shall not prohibit (a) the payment of Permitted Quarterly Tax Distributions to the members of the Company as described below; (b) the dividend of $44.5 million from the net proceeds of the Offering and cash on hand upon the consummation of the Offering to Waterford Group in accordance with the "Use of Proceeds" section of the Offering Memorandum; or (c) following all applicable Required IRA True-up Payments and provided that no Default or Event of Default has occurred and is continuing, (i) a Permitted IRA Distribution; (ii) a Group Flow-Through Payment; (iii) the repurchase of the Old Notes pursuant to the Tender Offer or a defeasance or redemption of the Old Notes in accordance with Sections 7.1 and 7.3 or 3.1 of the Old Notes Indenture, provided that proceeds from the Offering sufficient to effect such purchase, defeasance or redemption are set aside for such purchase, defeasance or redemption; (iv) Investments in Trading Cove to fund actual costs of Trading Cove related to its role as developer of the expansion of the Mohegan Sun provided that the amount of such Investment will increase future distributions to the Company by the same amount by offsetting costs of Trading Cove that would otherwise reduce cash available for distributions to the Company; provided that the net unreturned Investment under this clause (iv) does not exceed $1.0 million outstanding at any one time; or (v) return of capital to Waterford Group from a return of capital from Trading Cove in respect of a capital contribution of the type described in clause (iv) funded by a Group Flow-Through Payment from Waterford Group, provided that no Investment under clause (iv) remains outstanding and that no Investment under this clause (v) shall exceed the corresponding Group Flow-Through Payment.

     For so long as the Company is a partnership or substantially similar pass-through entity for federal income tax purposes, the Company may make cash distributions to its member out of available cash after payment of any accrued and unpaid interest on the Securities (taking into account that interest on the Securities may be paid from amounts in the Interest Reserve Account) during each Quarterly Payment Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period. If any portion of a Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be increased by such undistributed portion. If, for any particular taxable year, the Company is treated as an entity that is "disregarded" as an entity separate from its owner for federal income tax purposes, then, for such particular taxable year, (a) all references to "partnership or substantially similar pass-through entity" in respect of the Company shall include an entity that is a "disregarded" entity for federal income tax purposes, (b) all references to "Internal Revenue Service Form 1065" in respect of the Company shall mean a hypothetical Internal Revenue Service Form 1065 that is to be prepared by the Tax Amounts CPA taking into account such items of income, gain, deduction, loss, credits and similar items ("Company Tax Items") that would have been taken into account had the Company been treated as a "partnership" rather than a "disregarded" entity, for federal income tax purposes, as such hypothetical Form 1065 may be subsequently adjusted by an Adjustment Event with respect to the federal income tax return of the owner of the Company to the extent such Adjustment Event relates to Company Tax Items, and (c) the Tax Amount and the True-up Amount shall be determined as if the Company were treated as a "partnership," rather than a "disregarded" entity, for federal income tax purposes.

     Within 10 days following the Company's filing of Internal Revenue Service Form 1065 for the immediately preceding taxable year, the Tax Amounts CPA shall file with the Trustee a written statement indicating in reasonable detail the calculation of the True-up Amount. In the case of a True-up Amount due to the members, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period out of available cash after payment of any accrued and unpaid interest on the Securities (taking into account that interest on the Securities may be paid from amounts in the Interest Reserve Account) shall be increased by such True-up Amount. If the available cash is not sufficient to pay the Permitted Quarterly Tax Distribution payable during a Quarterly Payment Period, the amount unpaid shall be carried over and increase the Permitted Quarterly Tax Distribution payable during the following Quarterly Payment Period. In the case of a True-up Amount due to the Company, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distributions until such True-up Amount is entirely offset.

SECTION 4.4       Corporate and Limited Liability Company Existence.

     Except as otherwise provided or permitted in this Indenture, Finance and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate and limited liability company existence in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the rights (charter and statutory) and corporate and limited liability company franchises of the Issuers.

SECTION 4.5       Payment of Taxes and Other Claims.

     The Issuers shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except (a) as contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been taken to the extent required by GAAP or (b) where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.6       Compliance Certificate; Notice of Default.

(a) The Issuers shall deliver to the Trustee within 120 days after the end of their fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of their activities during the preceding fiscal year has been made under the supervision of the signing Officers and stating, as to each such Officer signing such certificate, to the best of his or her knowledge, based on such review, whether or not the signer knows of any Event of Default or event which with notice or the passage of time would become an Event of Default which has occurred and is continuing. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

(b) The Issuers shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or any Event of Default unless one of its Trust Officers receives written notice thereof from the Issuers or any of the Holders.

SECTION 4.7       Reports.

     The Company shall use its best efforts to continue to file with the SEC all reports required by Section 13 or 15(d) of the Exchange Act, and the Company shall deliver to the Trustee, to each Holder and to prospective purchasers of Securities identified to the Company by an Initial Purchaser, within 15 days after it is required or allowed to file such with the SEC, annual and quarterly financial statements that were included in reports filed with the SEC, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such is required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which is required.

     In the event that the SEC will no longer accept filings by the Company, the Company shall furnish without cost to each Holder and file with the Trustee and provide to the Information Agent, (a) within 90 days after the end of each fiscal year of the Company, (i) audited year-end consolidated financial statements of the Company (including a balance sheet, statement of operations and statement of cash flows) prepared in accordance with GAAP and substantially in the form included in the Offering Memorandum, (ii) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (iii) all pro forma and historical financial information in respect of any significant transaction consummated more than 75 days prior to the date such information is furnished (and any other transaction for which such information is available at such time) for the time periods such financial information would be required in a filing on Form 10-K with the SEC at such time; and (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) unaudited quarterly consolidated financial statements (including a balance sheet, statement of operations and statement of cash flows) prepared in accordance with GAAP and substantially in the form included in the Offering Memorandum, (ii) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (iii) all pro forma and historical financial information in respect of any significant transaction consummated more than 75 days prior to the date such information is furnished (and any other transaction for which such information is available at such time) to the extent not previously provided and for the time periods such financial information would be required in filing on Form 8-K with the SEC at such time.

SECTION 4.8       Limitation on Status as Investment Company.

     Neither the Company nor Finance shall conduct its business in a fashion that would cause it to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

SECTION 4.9       Limitation on Transactions with Affiliates.

     The Company shall not permit Trading Cove on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate of the Company (an "Affiliate Transaction"), or any series of related Affiliate Transactions, other than those existing on the Issue Date or permitted under the Section 4.13 (a) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to Trading Cove, and no less favorable to Trading Cove, than could have been obtained in an arm's-length transaction with a non-Affiliate of the Company, (b) if involving consideration to either party in excess of $500,000, unless such Affiliate Transaction (or Transactions) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction, if any, and (c) if involving consideration to either party in excess of $1 million or $500,000 if there are no independent directors, unless in addition, the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to Trading Cove from a financial point of view from an independent investment banking appraisal or accounting firm, in each case having a national reputation.

     The Company shall not pay any compensation to any officer or director except (a) pursuant to the employment agreement with Mr. Len Wolman in effect on the date of this Indenture and (b) other compensation, provided that such other compensation and the compensation paid under clause (a) together with all other operating expenses of the Company do not exceed $1.0 million annually.

SECTION 4.10      Limitation on Indebtedness and Disqualified Capital Stock.

     The Issuers shall not, directly or indirectly, create, issue, assume, guaranty, incur, suffer to exist, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise, any Indebtedness or any Disqualified Capital Stock, other than (i) the Securities, (ii) until the first applicable mandatory or optional redemption date set forth in Section 3.1 of the Old Notes Indenture any Old Notes outstanding following the consummation of the Tender Offer, including any Old Notes which have been defeased in accordance with the Old Note Indenture, and (iii) Permitted Refinancing Indebtedness.

SECTION 4.11      Limitation on Liens.

     The Issuers shall not, directly or indirectly, create, incur or suffer to exist any Lien upon any of their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, other than Permitted Liens and, if any Old Notes remain outstanding following the consummation of the Tender Offer, any Lien arising under any defeasance trust account relating to the Old Notes or arising under the security and control agreement relating to, or the Old Notes Indenture governing, the Old Notes as in existence as of the Issue Date and without giving effect to any subsequent amendments or supplements thereto that is beneficial to the holders of the Old Notes.

SECTION 4.12      Limitation on Sale of Assets.

     The Issuers shall not, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets having a value in excess of $1,000 (an "Asset Sale"), except pursuant to a sale of its partnership interest in Trading Cove pursuant to a Buy Out Notice as described in Section 3.1.

SECTION 4.13 Covenants with Respect to Trading Cove.

     The Company shall not permit Trading Cove to:

(a)  incur any Indebtedness or make any Investment;

(b) directly or indirectly create, incur or suffer to exist any Liens on any of its properties or assets;

(c) directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of Trading Cove or any Subsidiary of Trading Cove to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company, except, in each case, for Permitted Liens and restrictions imposed by the Operative Documents, provided, however, that customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice shall not in and of themselves be considered a restriction on the ability of Trading Cove or the applicable Subsidiary to transfer such agreement or assets, as the case may be;

(d)  directly or indirectly make any Asset Sale;

(e) issue any equity security in a manner that dilutes distributions to the Company;

(f) make payments for management services, except for payments made in accordance with the Operative Documents; or

(g)  engage  in  any  business  other  than  as  described  in  the  Partnership
     Agreement.

     In addition, the Company shall not agree, and shall not permit Trading Cove to agree, to terminate, amend or waive any provision of an Operative Document or any of the agreements entered into prior to the Issue Date incidental or related to the Relinquishment Agreement or the Omnibus Agreement in a manner adverse to the economic interest of the Holders without the consent of holders of a majority of the principal amount of the Securities outstanding.

     Notwithstanding the foregoing, Trading Cove may assign to Waterford Group or its Affiliates any rights with respect to activities not related to the Mohegan Sun and the Company may assign to Waterford Group or its Affiliates the rights to exercise the "buy" option of the Buy Out Notice.

SECTION 4.14      Limitation on Activities of the Issuers.

     The Issuers shall not conduct any business (including having any Subsidiary except, in the case of the Company, Finance) whatsoever, other than to (a) comply with their respective rights and obligations under the Partnership Agreement, the Old Notes Indenture, this Indenture, any Old Notes outstanding following the consummation of the Offering, the Securities, the Omnibus Agreement, the Relinquishment Agreement and the agreements entered into prior to the Issue Date incidental or related to the Relinquishment Agreement, Mr. Len Wolman's employment contract, the Security and Control Agreement, the
Development Services Agreement and the Purchase Agreement and take action arising under such agreements or related or incidental thereto, (b) take any action necessary in connection with the settlement or litigation of any dispute with Leisure Resorts Technology, Inc. or its Affiliates with respect to Leisure Resorts Technology, Inc.'s former partnership or profits interest in Trading Cove and the prior settlement with respect thereto, (c) invest in cash and Cash Equivalents, (d) repurchase or defease to redemption the Old Notes and take any action required thereby, in accordance with the Old Notes Indenture and this Indenture and (e) receive and make any Group Flow-Through Payment, provided, however, that such payment shall not expand the activities in which the Issuers are engaged beyond (a) - (c) hereof. Notwithstanding anything herein to the contrary, Finance shall not issue any Capital Stock or other Equity Interest to any person other than the Company.

SECTION 4.15      Waiver of Stay, Extension or Usury Laws.

     Each of the Issuers covenants (to the extent that it may lawfully do so) that it will not at any time voluntarily insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force; and (to the extent that it may lawfully do so) each of the Issuers hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee relating to any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.16      Limitation on Merger, Sale or Consolidation.

     Neither of the Issuers shall, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of their respective assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation.

SECTION 4.17      Limitation on Use of Proceeds.

     The Company shall use the proceeds of the Offering in accordance with the description thereof set forth under the caption "Use of Proceeds" in the Offering Memorandum.

SECTION 4.18      Covenants with Respect to Interest Reserve Account.

     The Issuers shall promptly pay or cause to be paid directly to the Securities Intermediary the following amounts, which amounts the Securities Intermediary shall use to purchase assets to be deposited in or credited to the Interest Reserve Account, in accordance with the Security and Control Agreement:

(a)  On the Issue Date, $6,684,375 of the proceeds of the Offering; and

(b) Cash equal to the amount of any Required IRA True-up Payment, as soon as practicable after Company Excess Cash becomes available for that purpose; provided, however, if the Security and Control Agreement terminates in accordance with its terms, the IRA Required Balance shall be zero and the Issuers shall no longer be required to make Required IRA True-Up Payments.


                                    ARTICLE V
                         EVENTS OF DEFAULT AND REMEDIES

SECTION 5.1       Events of Default.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the failure by the Issuers to pay any installment of interest on the Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(b) the failure by the Issuers to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or on a mandatory redemption, or otherwise;

(c) the failure by the Issuers to observe or perform the terms of the covenant set forth in Sections 9.1, 4.12 or 4.16 of this Indenture;

(d) the failure by either of the Issuers to observe or perform any other covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement in Sections 9.1, 4.12 or 4.16 hereof) and the continuance of such failure for a period of 30 days after written notice (a "Notice of Default") is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding, specifying such Default and requiring that it be remedied;

(e) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating either or both of the Issuers as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of either or both of the Issuers under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court of competent jurisdiction, judgment appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for either or both of the Issuers or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

(f) either or both of the Issuers shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

(g) final unsatisfied judgments not covered by insurance aggregating in excess of $2.0 million, at any one time rendered against either or both of the Issuers and not stayed, bonded or discharged within 60 days;

(h) any default in the performance or breach of the terms of an Operative Document by Trading Cove or by the Company with respect to the Partnership Agreement, extending past any applicable cure period, that would result in material damages to either the Company or Trading Cove;

(i) an Event of Default under any Indebtedness of an Issuer resulting in an acceleration of the maturity thereof; or

(j) the failure by the Issuers to make any of the payments to the Securities Intermediary required by Section 4.18 above and the continuance of any such failure for 30 days.

     Notwithstanding  the  30-day  period and notice  requirement  contained  in
Section 5.1(d) above, (i) with respect to a default under Article IX, the 30-day period referred to in Section 5.1(d) shall be deemed to have begun as of the date notice of a Change of Control Offer is required to be sent to the Holders in the event that the Issuers have not complied with the provisions of Section 9.1, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in
Section 5.1(d) in respect of such compliance to the Issuers and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Change of Control Purchase Price on the Change of Control Payment Date, such default shall be deemed, for purposes of this Section 5.1, to arise on the Change of Control Payment Date.

SECTION 5.2       Acceleration of Maturity Date; Rescission and Annulment.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (e) and (f) of Section 5.1, relating to either or both of the Issuers) then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare all principal and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clauses (e) and (f), of Section 5.1, relating to either or both of the Issuers occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Issuers and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

(a)  the Issuers have paid or deposited with the Trustee Cash sufficient to pay

     (i)  all overdue interest on all Securities,

     (ii) the principal of (and premium applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

     (iii)to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

     (iv) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under
          Section 6.7, and

(b) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 5.12, including, if applicable, any Event of Default relating to the covenants contained in Section 9.1.

     Notwithstanding the previous sentence of this Section 5.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

SECTION           5.3 Collection of  Indebtedness  and Suits for  Enforcement by
                  Trustee.

     The Issuers covenant that if an Event of Default in payment of principal, premium, or interest specified in clauses (a) or (b) of Section 5.1 occurs and is continuing, the Issuers shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 6.7.

     If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4       Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor upon the Securities or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal and premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 6.7) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

     and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 6.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.5       Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.6       Priorities.

     Any money collected by the Trustee pursuant to this Article V shall, subject to Article XII, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the  Trustee in  payment of all  amounts  due  pursuant  to
          Section 6.7;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium and interest, respectively; and

          THIRD: To the Issuers or such other Person as may be lawfully entitled thereto, the remainder, if any.

     The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 5.6.

SECTION 5.7       Limitation on Suits.

     No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

     it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the respective dates such payments are due as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.9       Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10      Delay or Omission Not Waiver.

     No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.11      Control by Holders.

     The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

(a) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability,

(b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

(c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.12      Waiver of Past Default.

     Subject to Section 5.8, prior to the declaration of acceleration of the maturity of the Securities, the Holder or Holders of not less than a majority in aggregate principal amount of the Securities then outstanding may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default

(a) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (a) and (b) of Section 5.1 and not yet cured;

(b) in respect of a covenant or provision hereof which, under Article VIII, cannot be modified or amended without the consent of the Holder of each outstanding Security affected; or

(c) in respect of any provision hereof which, under Article VIII, cannot be modified, amended or waived without the consent of the Holders of 66?% of the aggregate principal amount of the Securities at the time outstanding; provided, that any such waiver may be effected with the consent of the Holders of 66?% of the aggregate principal amount of the Securities then outstanding.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

SECTION 5.13      Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Issuers, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective maturity dates expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

SECTION 5.14      Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                   ARTICLE VI
                                     TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

SECTION 6.1       Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

(b)  Except during the continuance of an Event of Default:

     (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture or the Collateral Agreements which are adverse to the Trustee, and

     (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (i)  This  paragraph  does not limit the  effect of  paragraph  (b) of this
          Section 6.1,

     (ii) The Trustee shall not be liable for any error of judgment made in good faith by it, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

     (iii)The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d) No provision of this Indenture or the Security and Control Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or the Security and Control Agreement or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Every provision of this Indenture or the Security and Control Agreement that in any way relates to the Trustee is subject to paragraphs (a), (b),
     (c), (d) and (f) of this Section 6.1.

(f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 6.2       Rights of Trustee.

     Subject to Section 6.1:

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.4 and 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or the Security and Control Agreement, nor for any action permitted to be taken or omitted hereunder by any Agent.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security and Control Agreement at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture or the Security and Control Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

(h) The Trustee shall have no duty to inquire as to the correctness of any notice of redemption given pursuant to Section 3.2 or as to the performance of the Issuers' covenants in Article IV hereof or the Security and Control Agreement or as to the performance by any Agent of its duties hereunder or thereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or with respect to which a Trust Officer shall have actual knowledge.

(i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

SECTION 6.3       Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

SECTION 6.4       Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Security and Control Agreement or the Securities or as to the validity or perfection of any security interest or lien created thereby and it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication (if executed by the Trustee), or the use or application of any funds received by a Paying Agent other than the Trustee.

SECTION 6.5       Notice of Default.

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date or the payment of the Redemption Price on the Redemption
Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 6.6       Reports by Trustee to Holders.

     Within 60 days after each January 31, beginning with January 31, 2004, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such January 31 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b) and 313(c).

     The Issuers shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuers and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

SECTION 6.7       Compensation and Indemnity.

     The Issuers jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

     The Issuers jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it and each of them harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers' expense in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Issuers' payment obligations in this Section 6.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

     When the  Trustee  incurs  expenses or renders  services  after an Event of
Default specified in Section 5.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

     The Issuers' obligations under this Section 6.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Issuers' obligations pursuant to Article VII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

SECTION 6.8       Replacement of Trustee.

     The Trustee may resign by so notifying the Issuers in writing, to become effective upon the appointment of a successor trustee. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor trustee with the Issuers' consent. The Issuers may remove the Trustee if:

(a)  the Trustee fails to comply with Section 6.10;

(b)  the Trustee is adjudged bankrupt or insolvent;

(c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

(d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section 6.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 6.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 6.8, the Issuers' obligations under Section 6.7 shall continue for the benefit of the retiring Trustee.

SECTION 6.9       Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 6.10      Eligibility; Disqualification.

     The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

SECTION 6.11      Preferential Collection of Claims Against Issuers.

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                   ARTICLE VII
     LEGAL DEFEASANCE AND COVENANT DEFEASANCE AND SATISFACTION AND DISCHARGE

SECTION 7.1       Option to Effect Legal Defeasance or Covenant Defeasance.

     The Issuers may, at their option and at any time, elect to have Section 7.2 or Section 7.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VII.

SECTION 7.2       Legal Defeasance and Discharge.

     Upon the Issuers' exercise under Section 7.1 of the option applicable to this Section 7.2, the Issuers shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 7.5 and the other Sections of this Indenture referred to in (a) and (b) below, the Note Collateral shall have been released from the Liens in favor of the Securities and the Issuers shall be deemed to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust funds described below; (b) the Issuers' obligations with respect to such Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities, and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuers' obligations in connection therewith; and (d) this Article VII. Upon Legal Defeasance as provided herein, the Trustee shall promptly execute and deliver to the Issuers any documents reasonably requested by the Issuers to evidence or effect the foregoing. Subject to compliance with this Article VII, the Issuers may exercise their option under this Section 7.2 notwithstanding the prior exercise of their option under Section 7.3 with respect to the Securities.

SECTION 7.3       Covenant Defeasance.

     Upon the Issuers' exercise under Section 7.1 of the option applicable to this Section 7.3, the Issuers shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and Article IX with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuers need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Section 5.1(d) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 7.1 of the option applicable to this
Section 7.3, Sections 5.1(c), (d), (g), (h), (i), (j) and (k) shall not constitute Events of Default.

SECTION 7.4       Conditions to Legal or Covenant Defeasance.

     The following  shall be the conditions to the application of either Section
7.2 or Section 7.3 to the outstanding Securities:

(a) The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfactory to the Trustee satisfying the requirements of Section 6.10 who shall agree to comply with the provisions of this Article VII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) Cash in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (iii) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Paying Agent (or other qualifying trustee) to pay and discharge the principal of, premium and interest on the outstanding Securities on the stated Interest Payment Date or on the applicable optional Redemption Date, as the case may be, of such principal or installment of principal, premium or interest on the Securities; provided that the Paying Agent shall have been irrevocably instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. The Holders of Securities shall have a valid, perfected, exclusive security interest in such trust. The Paying Agent shall promptly advise the Trustee in writing of any Cash or Securities deposited pursuant to this Section 7.4;

(b) In the case of an election under Section 7.2, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) In the case of an election under Section 7.3, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as
     Section 5.1(e) or Section 5.1(f) is concerned, at any time in the period ending on the 91st day after the date of deposit or such earlier time as, in the Opinion of Counsel, such deposit is not voidable as a preference under applicable Bankruptcy Law;

(e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement (other than this Indenture) or instrument to which either Issuer is a party or by which either are bound;

(f) In the case of an election under either Section 7.2 or 7.3, the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuers pursuant to its election under Section 7.2 or 7.3 was not made by the Issuers with the intent of preferring the Holders of such Securities over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

(g) The Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officer's Certificate, clauses (a) through (f), and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this Section 7.4 have been complied with.

SECTION 7.5 Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 7.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 7.5, the "Paying Agent") pursuant to Section 7.4 in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

SECTION 7.6       Repayment to the Issuers.

     Anything in this Article VII to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall deliver or pay to the Company from time to time upon the request of the Issuers any Cash or U.S. Government Obligations held by it as provided in Section 7.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall, subject to the requirements of applicable law, be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 7.7       Reinstatement.

     If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with Section 7.2 or 7.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.2 or 7.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 7.2 and 7.3, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash and U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 7.8       Satisfaction and Discharge

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer of Securities) as to all outstanding Securities when either:

(a)  All  outstanding   Securities  have  been  delivered  to  the  Trustee  for
     cancellation; or

(b) (i) the Issuers have given irrevocable and unconditional notice of redemption for all of the outstanding Securities within 60 days, under the Indenture's redemption provisions, or all outstanding Securities are otherwise due and payable within 90 days, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal, premium, if any, and accrued interest) on all outstanding Securities,

     (ii) the Issuers has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be,

     (iii)the Trustee, for the benefit of the holders of the Securities, has a valid, perfected, first priority security interest in the deposit account established by the Trustee,

     (iv) the deposit does and will not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Issuers are a party or are otherwise bound,

     (v) the Issuers have paid all other amounts payable by them under the Indenture, and

     (vi) the Issuers have delivered to the trustee an Officers' Certificate stating that the deposit was not made by them with intent to hinder, delay, or defraud any other of the Issuers' creditors.

     The Issuers must also deliver to the Trustee an Officers' Certificate and an Opinion of Counsel confirming the satisfaction of the conditions in clauses
(iii) (with respect to the validity and perfection of the security interest) and
(iv) above.

                                  ARTICLE VIII
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.1       Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holder, the Issuers, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendments to the Security and Control Agreement, in form satisfactory to the Trustee, for any of the following purposes:

(a) to cure any ambiguity, defect, or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture or the Security and Control Agreement which shall not be inconsistent with the provisions of either this Indenture or the Security and Control Agreement, provided such action pursuant to this clause shall not adversely affect the interests of the Holders;

(b) to add to the covenants of the Issuers for the benefit of the Holders, to provide additional collateral or to surrender any right or power herein conferred upon the Issuers;

(c)  to comply with the TIA; or

(d) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities.

SECTION 8.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

     Subject to Section 5.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Issuers and the Trustee, the Issuers, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 5.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Issuers with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall without the consent of the Holders of not less than 66?% of the aggregate principal amount of Securities at the time outstanding alter the Security and Control Agreement or, subject to (c) below, the provisions (including the defined terms used therein) of Section 9.1 in a manner adverse to the Holders; and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

(a) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

(b) reduce the rate or extend the time for payment of interest on (other than a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default arising from such acceleration) any Security;

(c) reduce the principal or premium amount of any Security, or reduce the Change of Control Purchase Price after the corresponding Change of Control has occurred, or the Redemption Price;

(d)  change the Stated Maturity;

(e) alter the redemption provisions of Article III in a manner adverse to any Holder;

(f) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal or premium of, interest on, or redemption payments with respect  to, any  Security,  including  without  limitation  any changes in
     Section 5.8, 5.12 or this third sentence of this Section 8.2, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

(g) make the principal of, or the interest or premium on any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable) and the Securities as in effect on the date hereof; or

(h) cause the Securities to become subordinate in right of payment of other Indebtedness.

     It shall not be necessary for the consent of the Holders under this Section
8.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     After an amendment,  supplement or waiver under this Section 8.2 or Section
8.4 becomes effective, it shall bind each Holder.

     In connection with any amendment, supplement or waiver under this Article VIII, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver; provided that the Issuers shall not, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Securities for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Security unless such consideration is offered to be paid or agreed to be paid to all Holders of Securities which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 8.3       Compliance with TIA.

     Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 8.4       Revocation and Effect of Consents.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Issuers or the Person designated by the Issuers as the Person to whom consents should be sent if such revocation is received by the Issuers or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (h) of Section 8.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any other Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 8.5       Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 8.6       Trustee to Sign Amendments, Etc.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article VIII; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article VIII is authorized or permitted by this Indenture.


                                   ARTICLE IX
                           RIGHT TO REQUIRE REPURCHASE

SECTION 9.1 Repurchase of Securities at Option of the Holder Upon a Change of Control.

(a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company or Finance (the "Change of Control Offer") subject to the terms and conditions of this Indenture, to require the Issuers to repurchase all or any part of such Holder's Securities (provided, however, that the principal amount of such Securities at maturity must be $1,000 or an integral multiple thereof) on a date selected by the Issuers that is no later than 35 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date"), at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such repurchase date and subject to clause (b)(4) below) accrued and unpaid interest to the Change of Control Purchase Date.

(b) In the event of a Change of Control, the Company or Finance shall be required to commence an offer to purchase Securities (a "Change of Control Offer") as follows:

     (i) the Change of Control Offer shall commence within 10 Business Days following the occurrence of the Change of Control;

     (ii) the Change of Control Offer shall remain open for not less than 20 Business Days following its commencement (the "Change of Control Offer Period");

     (iii)upon the expiration of the Change of Control Offer Period, the Issuers shall purchase all of the properly tendered Securities at the Change of Control Purchase Price, plus accrued and unpaid interest thereon;

     (iv) if the Change of Control Purchase Date is on or after a Record Date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

     (v) the Issuers shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

     (vi) on or before the commencement of any Change of Control Offer, the Company, Finance or the Registrar (upon the request and at the expense of the Issuers) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

          (1) that the Change of Control Offer is being made pursuant to such notice and this Section 9.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

          (2) the Change of Control Purchase Price (including the amount of accrued and unpaid interest, subject to clause (b)(4) above) and the Change of Control Purchase Date;

          (3) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this
               Article IX or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 9.1, notwithstanding anything in this Indenture to the contrary, be either of the Issuers or any Affiliate of the Issuers) at the address specified in the notice prior to the expiration of the Change of Control Offer;

          (6) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 9.1, notwithstanding anything in this Indenture to the contrary, be either of the Issuers or any Affiliate of the Issuers) receives, up to the close of business on the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

          (7) a brief description of the events resulting in such Change of Control.

     The Issuers agree that any such Change of Control Offer shall be made in compliance with all applicable federal and state laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable federal and state securities laws, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

     On or before the Change of Control Purchase Date, the Issuers shall (a) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent Cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased. The Paying Agent promptly shall mail to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest) for such Securities, and the Trustee or its authenticating agent shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.


                                    ARTICLE X
                                    SECURITY

SECTION 10.1      Security Interest.

(a) In order to secure the prompt and complete payment and performance in full of the Issuers' obligations hereunder, the Issuers, the Trustee and the Securities Intermediary, as applicable, have entered into this Indenture and the Security and Control Agreement required to be entered into on the Issue Date. Each Holder, by accepting a Security, agrees to all of the terms and provisions of this Indenture and the Security and Control Agreement, and the Trustee agrees to all of the terms and provisions of this Indenture and the Security and Control Agreement, as this Indenture and the Security and Control Agreement may be amended from time to time pursuant to the provisions thereof and hereof.

(b) The Note Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as the only security for the Issuers' obligations hereunder.

(c) The provisions of TIA ss. 314(d), and provisions of TIA ss. 314(c)(3) to the extent applicable by specific reference in this Article X, are hereby incorporated by reference herein as if set forth in their entirety.

SECTION 10.2      Recording; Opinions of Counsel.

(a) Each of the Issuers represents that it has caused to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered, file and recorded, all instruments and documents, and has done and will do or will cause to be done all such acts and other things, at the Issuers' expense, as are necessary to effect and maintain valid and perfected security interests in the Note Collateral. Each of the Issuers shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the security interests under the Security and Control Agreement and herein.

(b) The Issuers shall furnish to the Trustee, concurrently with the execution and delivery of this Indenture and the Security and Control Agreement and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance, an Opinion(s) of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) this Indenture, the Security and Control Agreement, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed and all such other action has been taken to the extent necessary to make effective valid security interests and to perfect the first priority security interests intended to be created by this Indenture and the Security and Control Agreement, and reciting the details of such action, or (ii) no such action is necessary to make effective and maintain in full force and effect the validity and perfection of the security interests under the Security and Control Agreement and hereunder.

(c) The Issuers shall furnish to the Trustee, on or prior to November 1 of each year commencing in 2003, an Opinion(s) of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of this Indenture, all supplemental indentures, the Security and Control Agreement, financing statements, continuation statements and all other instruments of further assurance as is necessary to maintain the validity and perfection of first priority security interests under the Security and Control Agreement and hereunder in full force and effect and reciting the details of such action, and stating that all financing statements and continuation statements have been executed and filed and such other actions taken that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security and Control Agreement, or (ii) no such action is necessary to maintain in full force and effect the validity and perfection of the security interests under the Security and Control Agreement and hereunder.

SECTION 10.3      Interest Reserve Account.

     The Company shall establish and maintain with Securities Intermediary pursuant to the terms of the Security and Control Agreement an Interest Reserve Account which shall hold Investment Grade Securities and Government Securities purchased with (a) a portion of the net proceeds of the Offering in the amount of approximately $6,684,375 million (representing an amount of funds equal to the interest payment due on the Securities on the following Interest Payment
Date), and (b) all Required IRA True-Up Payments. The Company shall grant a valid, perfected and exclusive security interest in favor of the Trustee for the equal and ratable benefit of the Holders in the Interest Reserve Account without preference, priority, or distinction of any thereof over any other thereof by reason of difference in time of issuance, sale or otherwise, as security for the prompt and complete performance and payment in full of the Issuers' obligations hereunder. The funds from time to time on deposit in the Interest Reserve Account may be disbursed from such account only for the purposes and in the manner provided for in the Security and Control Agreement.

     Notwithstanding the foregoing, if, as of the end of any Reference Period beginning as of the end of the second fiscal quarter following the Issue Date, the Issuers deliver to the Trustee an Officers' Certificate to the effect that the Leverage Ratio of the Issuers is less than or equal to 3.0 to 1.0, on which certificate the Trustee may rely without inquiry, the Security and Control Agreement shall terminate, the Note Collateral shall be released from the Liens in favor of the Holders of Notes and the Issuers shall cease to be required to make any further Required IRA True-Up Payments and the IRA Required Balance shall be zero.

SECTION 10.4      Certain Releases of Note Collateral.

     Subject to applicable law, the release of any Note Collateral from Liens created by the Security and Control Agreement or the release of, in whole or in part, the Liens created by the Security and Control Agreement, will not be deemed to impair the Security and Control Agreement in contravention of the provisions of this Indenture if and to the extent the Note Collateral or Liens are released pursuant to, and in accordance with, the Security and Control Agreement or pursuant to, and in accordance with, the terms hereof. To the extent applicable, without limitation, the Issuers and each other obligor, if any, on the Securities shall cause TIA ss. 314(d), relating to the release of property or securities from the Liens of the Security and Control Agreement, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by two Officers, except in cases in which TIA ss. 314(d) requires that such certificate or opinion be made by an independent person.

SECTION 10.5      Payment of Expenses.

     On demand of the Trustee, the Issuers forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this
Article X, including the reasonable fees and expenses of counsel and all such sums shall be a Lien upon the Note Collateral and shall be secured thereby and permitted hereby.

SECTION 10.6      Suits to Protect the Note Collateral.

     Subject to Section 10.1 of this Indenture and to the provisions of the Security and Control Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts which may be unlawful or in violation of the Security and Control Agreement or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contravention of this Indenture or be prejudicial to the interests of the Holders or of the Trustee. The Trustee shall give notice to the Issuers promptly following the institution of any such suit or proceeding.

SECTION 10.7      Trustee's Duties.

     The powers and duties conferred upon the Trustee by this Article X are solely to protect the security interests and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Indenture or the TIA. The Trustee shall be under no duty to the Issuers or any Holder whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Note Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Issuers or any Holder for failure to collect or realize upon any or all of the Note
Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Issuers or any Holder to take action whatsoever with regard thereto. The Trustee shall have no duty to the Issuers or any Holder to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the security interests in, or the Trustee's rights in or to, any of the Note Collateral.


                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.1      TIA Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

SECTION 11.2      Notices.

     Any notices or other communications to the Issuers, Paying Agent, Registrar, Securities Custodian, transfer agent or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


                                            if to the Issuers:

                                            Waterford Gaming, L.L.C.
                                            Waterford Gaming Finance Corp.
                                            914 Hartford Turnpike
                                            P.O. Box 715
                                            Waterford, CT  06385
                                            Attention:  Len Wolman
                                            Telephone:  (860) 442-4559
                                            Telecopy:   (860) 437-7752

                                            if to the Trustee:

                                            U.S. Bank National Association
                                            Goodwin Square
                                            225 Asylum St.
                                            Hartford, CT  06103
                                            Attention: Corporate Trust Services
                                                       (Waterford Gaming, L.L.C.
                                                        /Waterford Gaming
                                                        Finance Corp.
                                                        8.625% Senior Notes
                                                        due 2012)
                                            Telephone:  (860) 241-6842
                                            Telecopy:   (860) 241-6881

     Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Securityholder shall be mailed to him or her by first-class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA SS. 313(c), to the extent required by the TIA.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     If the Issuers mail a notice or communication to Securityholders, they shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3 Communications by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

SECTION 11.4      Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by either or both of the Issuers to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

(a) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

(b) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met;

     provided, however, that in the case of any such request or application as to which the furnishing of particular documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished under this Section 11.4.

SECTION 11.5      Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

(d) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.6      Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.7      Non-Business Days.

     If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 11.8      Governing Law.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). EACH OF THE ISSUERS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS IN ANY OTHER JURISDICTION.

SECTION 11.9      No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10     No Recourse against Others.

     No direct or indirect stockholder, member, employee, officer, manager or director, as such, past, present or future of the Issuers or any successor entity, shall have any personal liability in respect of the obligations of the Issuers under the Securities, this Indenture or the Security and Control
Agreement by reason of his, her or its status as such stockholder, member, employee, officer, manager or director. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11     Successors.

     All agreements of the Issuers in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12     Duplicate Originals.

     All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13     Severability.

     In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14     Table of Contents, Headings, Etc.

     The Table of Contents and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                          WATERFORD GAMING, L.L.C.



                          By:________________________________
                                Name:
                                Title:





                          WATERFORD GAMING FINANCE CORP.



                          By:________________________________
                                Name:
                                Title:





                          U.S. BANK NATIONAL ASSOCIATION, as Trustee, Registrar,
                                 Paying Agent and Securities Custodian



                          By:_________________________________
                                Name:
                                Title:

                                    Exhibit A

                            WATERFORD GAMING, L.L.C.
                         WATERFORD GAMING FINANCE CORP.


                           8.625% SENIOR NOTE DUE 2012

CUSIP:
No.                                                                  $__________


     Waterford Gaming, L.L.C., a Delaware limited liability company (the "Company"), and Waterford Gaming Finance Corp., a Delaware corporation ("Finance" and together with the Company, the "Issuers"), for value received, hereby promise to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Fifty Five Million Dollars, on September 15, 2012.

     Interest Payment Dates: March 15 and September 15, commencing September 15, 2003.

     Record Dates: March 1 and September 1.

     Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuers have caused this Instrument to be duly executed.


Dated:  June 11, 2003



                          WATERFORD GAMING, L.L.C.



                          By:______________________________
                                Name:
                                Title:


Attest:________________________
          Name:
          Title:



                          WATERFORD GAMING FINANCE CORP.



                          By:_______________________________
                                Name:
                                Title:


Attest:________________________
          Name:
          Title:

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

   This is one of the Securities described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION
as Trustee and
Authenticating Agent



By:____________________________
      Authorized Signatory

                            WATERFORD GAMING, L.L.C.
                         WATERFORD GAMING FINANCE CORP.

                           8.625% Senior Note due 2012

     Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the Issuers or their agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.1

     [THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST THEREON.



------------
1 This paragraph should only be added if the Security is issued in global form.




     PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")), THIS SECURITY MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S), OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN OR TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT).]2


------------
2 To be included only on Regulation S Temporary Global Securities


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT') OR UNDER ANY STATE OR OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT, FOR SO LONG AS THESE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), (A) TO A PERSON WITHIN THE UNITED STATES WHO IS (I) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (X) A U.S. CORPORATION (OTHER THAN AN "S CORPORATION"), (Y) A U.S. TAX-EXEMPT ENTITY OR (Z) NOT A U.S. PERSON WITHIN THE MEANING OF
     SECTION 7701(A)(3) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND NOT ENGAGED IN A TRADE OR BUSINESS WITHIN THE UNITED STATES (WITHIN THE MEANING OF SECTION 864(C) OF CODE TO WHICH INCOME ON THE NOTES IS OR WOULD BE EFFECTIVELY CONNECTED; (II) A QUALIFIED INSTITUTIONAL BUYER (A "QIB") WITHIN THE MEANING OF RULE 144A OF THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (III) A QUALIFIED PURCHASER (A "QP") WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940 AND THE RULES AND REGULATIONS THEREUNDER AND IS CONDUCTED IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS; (IV) KNOWLEDGEABLE, SOPHISTICATED AND EXPERIENCED IN BUSINESS AND FINANCIAL MATTERS; AND (V) ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THESE SECURITIES AND (B) TO A PERSON OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT.

     EACH PERSON WHO ACQUIRES THESE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND COVENANTED EITHER THAT (I) FOR THE ENTIRE PERIOD DURING WHICH SUCH PERSON HOLDS ITS INTEREST IN THESE SECURITIES OR ANY INTEREST THEREIN, NO PORTION OF THE ASSETS USED BY SUCH PERSON TO ACQUIRE OR HOLD THESE SECURITIES OR ANY INTEREST THEREIN CONSTITUTE THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" WITHIN THE MEANING OF
     SECTION 3(3) OF ERISA, WHETHER OR NOT SUBJECT TO TITLE I OF ERISA (INCLUDING, WITHOUT LIMITATION, ANY U.S. GOVERNMENTAL, NON-U.S., AND CHURCH PENSION PLAN) ANY "PLAN" AS DEFINED IN SECTION 4975(e)(1) OF THE CODE WHETHER OR NOT SUBJECT TO SUCH SECTION OF THE CODE, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY (EACH A "COVERED PLAN") OR (II) THE ASSETS USED BY SUCH PERSON TO ACQUIRE THESE SECURITIES (OR ANY INTEREST THEREIN) CONSTITUTE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT, AND (W) SUCH PERSON (OTHER THAN A COVERED PLAN) DOES NOT HAVE ANY DISCRETIONARY AUTHORITY OR CONTROL AND DOES NOT PROVIDE ANY INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO THE ASSETS OF THE ISSUERS, AND IS NOT AN AFFILIATE OF ANY SUCH PERSON, (X) FOR THE ENTIRE PERIOD DURING WHICH SUCH PERSON HOLDS ITS INTEREST IN THESE SECURITIES (OR ANY INTEREST THEREIN), LESS THAN 25% OF THE ASSETS OF SUCH INSURANCE COMPANY GENERAL ACCOUNT WILL CONSTITUTE "PLAN ASSETS" OF ANY COVERED PLAN, (Y) THE ACQUISITION AND HOLDING OF THESE SECURITIES (OR ANY INTEREST THEREIN) BY SUCH PERSON WILL SATISFY THE REQUIREMENTS OF U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 AND WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND (Z) IF, NOTWITHSTANDING THE FOREGOING REPRESENTATION, AT ANY TIME DURING ANY MONTH 25% OR MORE OF THE ASSETS OF ANY SUCH INSURANCE COMPANY GENERAL ACCOUNT CONSTITUTE PLAN ASSETS FOR PURPOSES OF ERISA OR SECTION 4975 OF THE CODE, THEN SUCH INSURANCE COMPANY SHALL TAKE SUCH STEPS AS NECESSARY TO REDUCE SUCH PERCENTAGE OF PLAN ASSETS HELD IN ITS GENERAL ACCOUNT OR, IN A MANNER CONSISTENT WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN, DISPOSE OF ANY AND ALL OF ITS INTEREST IN THESE SECURITIES (OR ANY INTEREST THEREIN) HELD IN ITS GENERAL ACCOUNT BY THE END OF THE NEXT FOLLOWING MONTH.

     THESE SECURITIES MAY ONLY BE TRANSFERRED (A) WITHIN THE UNITED STATES TO A PERSON THAT IS A QIB AND A QP AND (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT.

     ANY PURPORTED TRANSFER OF ANY OF THESE SECURITIES THAT WOULD VIOLATE THESE TRANSFER RESTRICTIONS IS DEEMED BY THE DECLARATION OF TRUST TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY INTENDED TRANSFEREE IN SUCH A PURPORTED TRANSFER SHALL NOT BECOME OR BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH SECURITIES, AND SUCH INTENDED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES. IN SUCH A CASE, THE PURPORTED TRANSFEROR IS DEEMED BY THE DECLARATION OF TRUST TO CONTINUE TO BE THE HOLDER OF THE SECURITIES NOTWITHSTANDING THE PURPORTED TRANSFER OF THE SECURITIES.

     THE ISSUERS RESERVE THE RIGHT TO MODIFY THE FORM OF CERTIFICATES REPRESENTING THESE SECURITIES FROM TIME TO TIME TO REFLECT ANY CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THEIR PURCHASE OR RESALE AND/OR IF IT SO DETERMINES, REQUEST THAT THE SECURITIES BE REGISTERED IN THE NAMES OF PERSONS OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE OR A SUCCESSOR DEPOSITORY OR ITS NOMINEE. THESE SECURITIES AND THE RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THESE SECURITIES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF SECURITIES SUCH AS THE SECURITIES GENERALLY. EACH HOLDER OF THIS CERTIFICATE FOR THE SECURITIES REPRESENTED HEREUNDER SHALL BE DEEMED, BY THE ACCEPTANCE OF THE CERTIFICATE FOR THESE SECURITIES, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. 3


------------
3 This paragraph shold be included only for the Transfer Restricted Securites.



     THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1273 OF THE INTERNAL REVENUE CODE. YOU MAY CONTACT ALAN ANGEL, THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 914 HARTFORD TURNPIKE, WATERFORD, CONNECTICUT 06385, TELEPHONE NUMBER (860) 442-4559, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

1.   Interest.

     Waterford Gaming, L.L.C., a Delaware limited liability company (the "Company"), and Waterford Gaming Finance Corp., a Delaware corporation ("Finance" and together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Security at the rate of 8.625% per annum from June 11, 2003 until maturity. To the extent it is lawful, the Issuers promise to pay interest on any interest payment due but unpaid on such principal amount at a rate of 8.625% per annum compounded semi-annually.

     The Issuers will pay interest semi-annually on March 15 and September 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing September 15, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   Method of Payment.

     The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Issuers shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest, and the Securities may be presented for registration of transfer or exchange, at the office or agency of the Issuers maintained for such purpose within the Borough of Manhattan, the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium and interest on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to an account within the United States to the Issuers or the Paying Agent. Until otherwise designated by the Issuers, the Issuers' office or agency will be the corporate trust office of the Trustee presently located at the Trustee's agency at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103, Attention:
Corporate Trust Services, and the Issuer's office or agency in The Borough of Manhattan and City and State of New York will be U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention:
Corporate Trust Services (Waterford Gaming, L.L.C./Waterford Gaming Finance Corp. 8.625% Senior Notes due 2012).

3.   Paying Agent and Registrar.

     Initially, U.S. Bank National Association (the "Trustee," which term includes any successor Trustee under the Indenture) will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuers may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   Indenture.

     The Issuers issued the Securities under an Indenture, dated as of June 11, 2003 (the "Indenture"), among the Issuers and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior secured, joint and several general obligations of the Issuers limited in aggregate principal amount to $155,000,000.

5.   Mandatory  Redemption  with Excess  Cash Flow or Upon  Exercise of Buy/Sell
     Option.

     The Issuers will be required to make a mandatory redemption on each March 15 and September 15, commencing September 15, 2003, of Securities in the largest principal amount that is an integral multiple of $1,000, that may be redeemed using 100% of Company Excess Cash as of the preceding February 1 and August 1, respectively, less all Required IRA True-Up Payments and less any amount set aside for the payment of accrued and unpaid interest on the Interest Payment Date which corresponds to the Redemption Date for which the determination is being made, at the following redemption prices (expressed as percentage of principal amount) if redeemed during the 12-month period commencing September 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest thereon to the Redemption Date:

                                 Year Percentage

                                  2003 108.625%
                                  2004 107.610%
                                  2005 106.596%
                                  2006 105.581%
                                  2007 104.566%
                                  2008 103.551%
                                  2009 102.537%
                                  2010 101.522%
                                  2011 100.507%
                                  2012 100.000%

     In the event that either the Company or Kerzner Investments shall deliver an election to either buy or sell the other party's interest in Trading Cove pursuant to a Buy Out Notice or be deemed to have delivered an election to sell such interest and such election to buy or sell is consummated, the Issuers will be required to make a mandatory redemption of all the Securities then outstanding, at the Redemption Prices described above (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest thereon to the Redemption Date. Such redemption shall be made on a date no more than 35 days after the date of the Closing (as such term is defined in the Partnership Agreement) under the option. Notwithstanding the foregoing, neither a purchase by the Company of Kerzner Investments' partnership interest in Trading Cove which is fully funded with a Group Flow-Through
Payment, nor, if the option to buy such interest is transferred to Waterford Group, a purchase by Waterford Group or an Affiliate of Waterford Group, shall trigger a mandatory redemption.

6.   Optional Redemption.

     Except as provided above in Paragraph 5 and below in Paragraph 7, the Issuers will not have the right to redeem any Securities prior to September 15, 2008. The Securities will be redeemable for cash at the option of the Issuers, in whole or in part, at any time on or after September 15, 2008, with all or a portion of Company Excess Cash, less Required IRA True-Up Payments as of the date notice is given at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing September 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Optional Redemption Date) together with accrued and unpaid interest thereon to the Optional Redemption
Date:

                                 Year Percentage

                                  2008 103.551%
                                  2009 102.537%
                                  2010 101.522%
                                  2011 100.507%
                                  2012 100.000%

7.   Regulatory Redemption.

     Notwithstanding  any  other  provisions  of the  Indenture,  if any  Gaming
Regulatory Authority requires that a Holder or beneficial owner of the Securities must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise related to the Mohegan Sun under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option:

(a) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Securities within 30 days of receipt of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority); or

(b) to call for redemption of the Securities of such Holder or beneficial owner (a "Required Redemption") at a redemption price equal to (i) the lesser of the principal amount thereof or, if required by such Gaming Authority, the price at which such Holder or beneficial owner acquired the Securities, if less than the principal amount thereof, together with, in either case, accrued and unpaid interest to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority or (ii) such other amount as may be determined by such Gaming Regulatory Authority.

     In connection with any Required Redemption, and except as may be required by a Gaming Regulatory Authority, the Company shall comply with the procedures contained in the Indenture for redemptions of the Securities. The Company is not required to pay or reimburse any Holder of the Securities or beneficial owner of Securities who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses will, therefore, be the obligation of such Holder or beneficial owner.

8.   Procedures for Redemption.

     In the case of a partial redemption, the Trustee shall select the Securities or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair; provided, however, that mandatory and optional redemptions from Company Excess will be done as nearly as practicable on a pro rata basis. The Securities may be redeemed in part in multiples of $1,000 only.

     Except in the case of any Required Redemption, as otherwise required by any applicable Gaming Regulatory Authority, notice of any redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar.

     Any notice which relates to a Security to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Security, a new Security or Securities in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Securities or portions thereof called for redemption, unless the Issuers default in the payment thereof.

9.   Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of Securities in accordance with the Indenture. No service charge will be made for any registration of transfer or exchange of the Securities, but the Issuers may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

     Any purported transfer in violation of the transfer restrictions set forth herein and in the Indenture which shall require either of the Issuers to be required to register as an "investment company" (as the term is defined in the Investment Company Act of 1940, as amended) shall be void ab initio.

10.  Persons Deemed Owners.

     The registered Holder of a Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Issuers at their written request. After that, all liability of the Trustee and any such Paying Agent(s) with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

     Except as set forth in the Indenture, if the Issuers irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Issuers will be discharged from certain provisions of the Indenture and the Securities (including the restrictive covenants described in Paragraph 14 below, but excluding their obligation to pay the principal of and interest on the Securities).

13.  Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding; provided, that no such amendment, supplemental indenture or waiver shall without the consent of the Holders of not less than 66?% of the aggregate principal amount of Securities at the time outstanding alter the Security and Control Agreement or the provisions (including the defined terms used therein) of Section 9.1 of the Indenture in a manner adverse to the Holders and the amendment or supplement of certain provisions of the Indenture require the consent of each Holder. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

14.  Restrictive Covenants and Excess Cash Purchase Offers.

     The Indenture imposes certain limitations on the ability of the Issuers to, among other things, incur additional Indebtedness and issue Disqualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Issuers. The limitations are subject to a number of important qualifications and exceptions. The Issuers must periodically report to the Trustee on compliance with such limitations.

15.  Repurchase at Option of Holder.

     If there is a Change of Control, the Issuers shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Issuers prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

16. Security for the Securities.

     The obligations of the Issuers with respect to the Securities are secured on an exclusive basis by a pledge of the Note Collateral. The Company has entered into the Security and Control Agreement that provides for the pledge of the Note Collateral to the Trustee for the benefit of the Holders of the Securities. Such pledge secures the payment and performance when due of all of the obligations of the Issuers under the Indenture and the Securities.

     Following an Event of Default, the Trustee, on behalf of the Holders of the Securities, in addition to any rights or remedies available to it under the Indenture, may take such action as it deems advisable to protect and enforce its rights in the Note Collateral, including the institution of foreclosure proceedings.

17.  Defaults and Remedies.

     If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Security and Control Agreement or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

18.  Trustee or Agent Dealings with Issuers.

     The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates as if it were not the Trustee and such Agent.

19.  No Recourse Against Others.

     No direct or indirect stockholder, member, employee, officer, manager or director, as such, past, present or future, of the Issuers or any successor entity shall have any personal liability in respect of the obligations of the Issuers under the Securities or the Indenture by reason of his or its status as such stockholder, member, employee, officer, manager or director. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.  Authentication.

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

21.  Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.  Additional Rights of Holders of Securities.

     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                            Waterford Gaming, L.L.C.
                              914 Hartford Turnpike
                                  P.O. Box 715
                               Waterford, CT 06385
                                Attn: Len Wolman
                            Telephone: (860) 442-4559
                            Telecopy: (860) 437-7752

ASSIGNMENT
        I or we assign this Security to

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------
(Print or type name, address and zip code of assignee)


        Please insert Social Security or other identifying number of assignee

-------------------------

and irrevocably appoint __________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


Dated:  __________ Signed:  ______________________________

----------------------------------------------------------

                                         (Sign exactly as name appears on
                                         the other side of this Security)

Signature Guarantee*

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Issuers pursuant to Article IX of the Indenture, check the box: ?

     If you want to elect to have only part of this Security purchased by the Issuers pursuant to Article IX of the Indenture, as the case may be, state the amount you want to be purchased: $________




Date:  ________________ Signature: ________________________
                                                 (Sign exactly as your name
                                                  appears on the other side of
                                                  this Security)



                                                          Signature Guarantee*

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES 4

     The following exchanges of a part of this Global Security for Definitive Securities have been made:



                                                                         Principal Amount of
                        Amount of decrease in    Amount of increase in   this Global Security   Signature of
                        Principal Amount of      Principal Amount of     following such         authorized officer
                        this Global Security     this Global Security    decrease (or           of Trustee or
Date of Exchange                                                         increase)              Securities Custodian
------------------------------------------------------------------------ ---------------------------------------------









------------
4 This schedule shold only be added if the Security is issued in global form.


CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES

Re: 8.625% Senior Notes due 2012 OF WATERFORD GAMING, L.L.C. AND WATERFORD GAMING FINANCE CORP.

     This Certificate relates to $______ principal amount of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

     [] has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     [] has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because (check applicable box):

     [] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(2)(A) or Section 2.6(d)(i)(1) of the Indenture).

     [] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), which, in the case of a dealer, owns and invests on a discretionary basis at least $25.0 million of securities of issuer that are not affiliated with the dealer, that is also a "Qualified Purchaser" (as defined in the Investment Company Act of 1940) in reliance on Rule 144A (in satisfaction of Section
          2.6(a)(2)(B),   Section  2.6(b)(i)  or  Section  2.6(d)(i)(2)  of  the
          Indenture) or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(2)(C)(ii) or
          Section 2.6(d)(i)(3)(ii) of the Indenture).

     [] Such Security is being transferred pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act (in satisfaction of
          Section 2.6(a)(2)(B), Section 2.6(b)(i) or Section 2.6(c) of the Indenture).

     [] Such Security is being transferred in accordance with Rule 144 under the Securities Act (in satisfaction of Section 2.6(a)(2)(C)(i) or
          Section 2.6(d)(i)(3)(i) of the Indenture) or pursuant to another exemption from registration under the Securities Act (in satisfaction of Section 2.6(a)(2)(C)(iii) or Section 2.6(d)(i)(3)(iii) of the Indenture).

                                                [INSERT NAME OF TRANSFEROR]


                                                By:________________________


Date: ___________________



1 This paragraph should only be added if the Security is issued in global form.

2    To be included only on Regulation S Temporary Global Securities.

3    This  paragraph  should  be  included  only  for  the  Transfer  Restricted
     Securities.

* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs:
     (i)~The Securities Transfer Agent Medallion Program (Stamp); (ii)~The New York Stock Exchange Medallion Program (MSP); (iii)~The Stock Exchange
     Medallion Program (SEMP); or (iv)~in such other guarantee program acceptable to the Trustee.

* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs:
     (i)~The Securities Transfer Agent Medallion Program (Stamp); (ii)~The New York Stock Exchange Medallion Program (MSP); (iii)~The Stock Exchange
     Medallion Program (SEMP); or (iv)~in such other guarantee program acceptable to the Trustee.

4 This schedule should only be added if the Security is issued in global form.